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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SCBT FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SCBT FINANCIAL CORPORATION
520 Gervais Street
Columbia, South Carolina 29201
 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 26, 2011

TO THE SHAREHOLDERS:

        Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of SCBT Financial Corporation, a South Carolina corporation (the "Company"), will be held at the Company's headquarters in the Orangeburg Conference Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 26, 2011, for the following purposes:

  (1)
  To elect six directors of the Company to serve three-year terms (Board of Directors unanimously recommends that you vote "FOR" this proposal);

  (2)
  To ratify the appointment of Dixon Hughes PLLC, Certified Public Accountants, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011 (Board of Directors unanimously recommends that you vote "FOR" this proposal);

  (3)
  To conduct an advisory vote on the compensation of the Company's named executive officers (this is a non-binding, advisory vote; the Board of Directors unanimously recommends that you vote "FOR" this proposal);

  (4)
  To conduct an advisory vote on the frequency advisory vote on compensation of the Company's named executive officers (this is a non-binding, advisory vote; the Board of Directors unanimously recommends that you vote for the option of once every "THREE YEARS" in this proposal); and

  (5)
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only record holders of Common Stock of the Company at the close of business on March 9, 2011, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        You are cordially invited and urged to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, you are requested to promptly vote by telephone, internet, or by mail on the proposals presented, following the instructions on the Proxy Card for whichever voting method you prefer. If you vote by mail, please complete, date, sign, and promptly return the enclosed proxy in the enclosed self-addressed, postage-paid envelope. If you need assistance in completing your proxy, please call the Company at 800-277-2175. If you are record shareholder, attend the meeting, and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by a record holder at any time before it is exercised.

                      By Order of the Board of Directors

                      Renee R. Brooks
                      Secretary

Columbia, South Carolina
March 24, 2011

 SCBT FINANCIAL CORPORATION
520 Gervais Street
Columbia, South Carolina 29201

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
to be Held April 26, 2011

        This Proxy Statement is furnished to shareholders of SCBT Financial Corporation, a South Carolina corporation (herein, unless the context otherwise requires, together with its subsidiaries, the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareholders to be held at the Company's headquarters in the Orangeburg Conference Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 26, 2011 or any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Directions to the Company's headquarters may be obtained by contacting Keith Rainwater at 803-231-3539.

        Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock of the Company held of record by such persons, and the Company will reimburse the reasonable forwarding expenses. The cost of solicitation of proxies will be paid by the Company. This Proxy Statement was first mailed to shareholders on or about March 24, 2011.

        The Company has its principal executive offices at 520 Gervais Street, Columbia, South Carolina 29201. The Company's mailing address is P.O. Box 1030, Columbia, South Carolina 29202, and its telephone number is 800-277-2175.

ANNUAL REPORT

        The Annual Report to Shareholders (which includes the Company's Annual Report on Form 10-K containing, among other things, the Company's fiscal year ended December 31, 2010 financial statements) accompanies this proxy statement. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

REVOCATION OF PROXY

        Any record shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (a) by giving written notice to the Company of such revocation, (b) by voting in person at the meeting, or (c) by executing and delivering to the Company a later dated proxy. Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: Renee R. Brooks. Written notice of revocation or delivery of a later dated proxy will be effective upon receipt thereof by the Company.

QUORUM AND VOTING

        The Company's only voting security is its $2.50 par value per common stock ("Common Stock"), each share of which entitles the holder thereof to one vote on each matter to come before the Annual Meeting. At the close of business on March 9, 2011 (the "Record Date"), the Company had issued and outstanding 13,958,824 shares of Common Stock, which were held of record by approximately 5,500 persons. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares of the Common Stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

        The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, is required to be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

        Provided a quorum is established at the meeting, directors will be elected by a majority of the votes cast at the Annual Meeting. Shareholders of the Company do not have cumulative voting rights.

        All other matters to be considered and acted upon at the Annual Meeting, including the proposal to ratify the appointment of Dixon Hughes PLLC, Certified Public Accountants, as independent registered public accounting firm, require that the number of shares of Common Stock voted in favor of the matter exceed the number of shares of Common Stock voted against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2011

        The Company's Proxy, Proxy Statement (providing important shareholder information for the Annual Meeting), and 2010 Annual Report to Shareholders (which includes its 2010 Annual Report on Form 10-K) accompany this Notice. The proxy statement and 2010 Annual Report to Shareholders are available at http://www.scbtonline.com/filings.

 ACTIONS TO BE TAKEN BY THE PROXIES

        Each proxy, unless the shareholder otherwise specifies therein, will be voted according to the recommendations of the Board of Directors as follows:

Proposal One:	FOR the election of the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; and
Proposal Two:	FOR the ratification of the appointment of Dixon Hughes PLLC as independent registered public accounting firm for the fiscal year ending December 31, 2011;

Proposal Three:	FOR the approval of the compensation of the Company's named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement; and
Proposal Four:	FOR the frequency of future advisory votes to approve the compensation of the Company's named executive officers to be every 3 years.

        In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his or her specifications. As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

        Any shareholder of the Company desiring to include a proposal in the Company's 2012 proxy materials for action at the 2012 Annual Meeting of Shareholders must deliver the proposal to the executive offices of the Company no later than November 15, 2011 if such proposal is to be considered for inclusion in the 2012 proxy materials. Only proper proposals that are timely received will be included in the Company's 2012 Proxy Statement and Proxy. In addition, a shareholder who desires to nominate a person for election to the Board of Directors of the Company or to make any other proposal for consideration by shareholders at a shareholders' meeting must deliver notice of such proposed action to the secretary of the Company no less than 45 days before such meeting. For a nominee for director, such notice should be addressed to the Governance Committee of the Company at P.O. Box 1030, Columbia, South Carolina 29202. The recommendation must set forth the name and address of the shareholder or shareholder group making the nomination; the name of the nominee; his or her address; the number of shares of Company stock owned by the nominee; any arrangements or understandings regarding nomination; the five-year business experience of the recommended candidate; legal proceedings within the last five years involving the candidate; a description of transactions between the candidate and the Company valued in excess of $120,000 and other types of business relationships with the Company; a description of any relationships or agreements between the recommending shareholder or group and the candidate regarding nomination; a description of known relationships between the candidate and the Company's competitors, customers, business partners or other persons who have a business relationship with the Company; and a statement of the recommended candidate's qualifications for Board membership. For any other shareholder proposal, such notice must set forth the name and address of the shareholder making the proposal and the text of the resolution to be voted on.

        The Company does not have a formal process by which shareholders may communicate with the Board of Directors. Historically, however, the chairman of the Board or the Governance Committee has undertaken responsibility for responding to questions and concerns expressed by shareholders. In the view of the Board of Directors, this approach has been sufficient to ensure that questions and concerns raised by shareholders are adequately addressed. Any shareholder desiring to communicate with the Board may do so by writing to the Secretary of the Company at P.O. Box 1030, Columbia, South Carolina 29202.

 BENEFICIAL OWNERSHIP OF CERTAIN PARTIES

        The following table sets forth the number and percentage of outstanding shares that exceed 5% beneficial ownership (determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) by any single person or group, as known by the Company:

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)	Percent of Shares Outstanding
Common Stock	BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	747,538	5.36%
Common Stock	Wellington Management Company, LLP 280 Congress Street, Boston, MA 02210	1,293,966	9.27%

(1)
Beneficial ownership of BlackRock, Inc. is based on its Schedule 13G filed with the SEC on February 8, 2011. BlackRock, Inc. reported that it has shared power to vote or to direct the vote of 747,538 shares and shared power to dispose or direct the disposition of 747,538 shares. Beneficial ownership of Wellington Management Company, LLP is based on information provided to the Company by Wellington Management Company, LLP and reflects shares owned by investment advisory clients of Wellington Management Company, LLP.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth, as of March 9, 2011, the number and percentage of outstanding shares of Common Stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Shares Beneficially Owned(1)	Common Shares Subject to a Right to Acquire(2)	Percent of Shares Outstanding
Jimmy E. Addison	6,307	500	0.1%
Luther J. Battiste, III	5,814	2,817	0.1%
Joseph E. Burns(4)(5)(6)	33,465	17,599	0.4%
Dalton B. Floyd, Jr.(5)	14,448	1,025	0.1%
M. Oswald Fogle	26,608	3,048	0.2%
Dwight W. Frierson(5)	22,527	3,981	0.2%
Herbert G. Gray	8,107	—	0.0%
Robert R. Hill, Jr.(4)(6)	92,410	41,825	1.1%
Robert R. Horger(4)(6)	49,516	35,726	0.7%
Harry M. Mims, Jr.	41,633	3,518	0.4%
Ralph W. Norman, Jr.	12,218	1,550	0.1%
Alton C. Phillips	17,037	—	0.1%
Donald E. Pickett(6)	2,273	531	0.0%
John C. Pollok(3)(4)(6)	53,969	29,384	0.7%
James W. Roquemore(3)(5)	39,559	3,286	0.3%
Thomas E. Suggs	7,425	3,286	0.1%
Susie H. VanHuss	6,768	1,025	0.1%
Kevin P. Walker	400	—	0.0%
John W. Williamson, III	66,840	2,938	0.5%
John F. Windley(4)(6)	15,123	21,528	0.3%
All directors and executive officers as a group (21 persons)(3)(4)(6)	635,098	224,613	6.7%

(1)
As reported to the Company by the directors, nominees and executive officers.

(2)
Based on the number of shares acquirable by directors and executive officers through vested stock options within 60 days of the Record Date of March 9, 2011.

(3)
Excludes shares owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares: Mr. Pollok, 571 shares and Mr. Roquemore, 9,544 shares; and all directors and executive officers as a group, 12,899 shares.

(4)
Includes shares held as of December 31, 2010 by the Company under the Company's Employee Savings Plan, as follows: Mr. Burns, 2,722; Mr. Hill, 9,178; Mr. Horger, 1,665 shares; Mr. Pollok, 5,962 shares; Mr. Windley, 1,695 shares; and all directors and executive officers as a group, 31,342 shares.

(5)
For Mr. Frierson, includes 7,039 shares owned by Coca-Cola Bottling Company of Orangeburg, of which Mr. Frierson is a management affiliate. Mr. Frierson may direct the voting and disposition of these shares on that company's behalf. For Mr. Floyd, includes 1,007 shares owned by Dalton B. Floyd, LP, of which Mr. Floyd is a partial owner and has the ability to direct the voting and disposition of the shares. For Mr. Roquemore, includes 12,483 shares owned by Patten Seed Company, of which Mr. Roquemore is a 29% owner and management affiliate, and 5,000 shares owned by Lakeshore Partnership, of which Mr. Roquemore is a partial owner and has the ability to direct the voting and disposition of the shares. For Mr. Burns, includes 2,137 shares owned by J.E. Burns Holdings, Inc., of which Mr. Burns is an 86% owner and has the ability to direct the voting and disposition of the shares.

(6)
Includes unvested shares of restricted stock, as to which the executive officers have full voting privileges. The shares are as follows: Mr. Burns, 16,997; Mr. Hill, 42,577 shares; Mr. Horger, 2,333 shares; Mr. Pickett, 1,740 shares; Mr. Pollok, 33,072 shares; Mr. Windley, 6,218 shares; and all directors and executive officers as a group, 123,626 shares.

ELECTION OF DIRECTORS

        The Articles of Incorporation of the Company provide for a maximum of twenty directors; to be divided into three classes each serving three-year terms, with the classes as equal in number as possible. The Board of Directors has currently established the number of directors at 16, effective at the Annual Meeting. In accordance with the By-Laws of the Company pertaining to mandatory retirement at age 72 for directors, Dalton B. Floyd, Jr. will retire from the Board of Directors upon conclusion of the Annual Shareholders' Meeting.

        PROPOSAL 1: Robert R. Hill, Jr., Luther J. Battiste, III, Ralph W. Norman, Alton C. Phillips, and Susie H. VanHuss, all of whom currently are directors of the Company and whose terms expire at the Annual Meeting, have been nominated by the Board of Directors for re-election by the shareholders. If re-elected, Messrs. Hill, Battiste, Norman, Phillips and Dr. VanHuss will serve as directors of the Company for a three-year term, expiring at the 2014 Annual Meeting of Shareholders of the Company.

        Kevin P. Walker was appointed to the Board of Directors effective October 21, 2010. Under South Carolina law, Mr. Walker's term expires at the Annual Meeting, and we ask that you re-elect Mr. Walker to our Board of Directors. If re-elected, Mr. Walker will serve as a director of the Company for a one-year term, expiring at the 2012 Annual Meeting of Shareholders of the Company.

        The Board unanimously recommends a vote FOR these nominees.

        The table below sets forth for each director his or her name, age, when first elected and current term expiration, business experience for at least the past five years, and the qualifications that led to the conclusion that the individual should serve as a director.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Robert R. Horger Chairman SCBT Employee	60	1991	2013		Chairman of SCBT Financial Corporation and SCBT, N.A. since 1998. He also has served as Vice Chairman of SCBT Financial Corporation and SCBT, N.A. from 1994 to 1998. Mr. Horger has been an attorney with Horger, Barnwell and Reid in Orangeburg, South Carolina, since 1975. During his tenure as Chairman, Mr. Horger has developed knowledge of the Company's business, history, organization, and executive management which, together with his personal understanding of many of the markets that we serve, has enhanced his ability to lead the board through the current challenging economic climate. Mr. Horger's legal training and experience enhance his ability to understand the Company's regulatory framework.
Robert R. Hill, Jr. Chief Executive Officer SCBT Employee	43	1996	2011	•
					President and Chief Executive Officer of SCBT Financial Corporation since November 6, 2004. Prior to that time, Mr. Hill served as President and Chief Operating Officer of SCBT, N.A. from 1999 to November 6, 2004. Mr. Hill joined the Company in 1995. He was appointed to serve on the Federal Reserve Board of Directors in December 2010. Mr. Hill brings to the board an intimate understanding of the Company's business and organization, as well as substantial leadership ability, banking industry expertise, and management experience.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Jimmy E. Addison	50	2007	2013		Chief Financial Officer of SCANA Corporation, the holding company of South Carolina Electric and Gas Company and other utility-related concerns, since 2006. He also serves on the Business Partnership Foundation of the Moore School of Business at the University of South Carolina, the South Carolina Higher Education Foundation, the South Carolina State Chamber of Commerce, and serves as Treasurer of the Southeastern Electric Exchange. Mr. Addison is also a licensed CPA and previously worked for a national accounting firm. His leadership experience, knowledge of financial reporting requirements of public companies, and business and personal ties to many of the Bank's market areas enhance his ability to contribute as a director.
Luther J. Battiste, III	61	2001	2011	•
					Managing shareholder of the firm Johnson, Toal and Battiste, P.A., Columbia, South Carolina and Orangeburg, South Carolina, since 2007, and an attorney with the firm since 1974. Mr. Battiste also holds leadership positions in a number of local, state, and national legal organizations, serves on the boards of several non-profit institutions, and has previously served as a local government official in one the Company's largest market areas. Mr. Battiste's extensive legal career, experience as a government official, and non-profit service give him a unique perspective on certain business, legal, and regulatory matters.
Dalton B. Floyd, Jr.	72	2006	R
					Attorney with the Floyd Law Firm in Surfside Beach, South Carolina, since 1973. Formerly served as Chairman and General Counsel of SunBank, N.A. and Sun Bancshares, Inc. from 1999 to 2005, when that company was acquired by SCBT Financial Corporation. Mr. Floyd's extensive legal career and his experience as the chairman and general counsel of a financial institution helps to enhance the board's understanding of the challenging legal and regulatory framework in which the Company operates. Moreover, Mr. Floyd has experience in the context of bank mergers and acquisitions from the sale of Sun Bancshares, Inc. to the Company.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
M. Oswald Fogle	66	2001	2012		Plant manager of Roseburg Forest Products Co. manufacturing facility in Orangeburg, South Carolina, a company engaged in the lamination of boards and general warehousing, since 2007. Prior to that time, Mr. Fogle served as President and Chief Executive Officer of Decolam, Inc. from 1987 to 2007. As a result of his leadership experience, Mr. Fogle brings to the board useful knowledge of management, marketing, operations, and human resource issues. His business and personal experience in certain of the communities that the Bank serves provides him with a useful appreciation of markets that we serve.
Dwight W. Frierson	54	1996	2012
					Vice Chairman of the Board, SCBT Financial Corporation and South Carolina Bank and Trust, N.A., since 1999. He has also served as Vice President and General Manager of Coca-Cola Bottling Company of Orangeburg, South Carolina, since 1987. As a business manager, Mr. Frierson has experience with management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves provides him with an appreciation of markets that we serve. Moreover, during his tenure as a director he has developed knowledge of the Company's business, history, organization, and executive management which, together with the relationships that he has developed, enhance his leadership and consensus-building ability.
Herbert G. Gray	46	2009	2012
					President and Chief Executive Officer of Grayco, a Beaufort-based company that primarily supplies building material and hardware for Beaufort and Jasper counties in South Carolina, since 2000. As the chief executive officer of a company, Mr. Gray has experience with management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve. Moreover, his background and experience in the Beaufort market is useful to the board as the Bank continues to develop its business in the lowcountry of South Carolina.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Harry M. Mims, Jr.	69	1988	2013		President of J.F. Cleckley & Company, a company engaged in site development, since 1977. Over his 20 years of experience with the board, Mr. Mims has developed an understanding of the Company's business, history, organization, and executive management. Moreover, as the president of a development company, Mr. Mims has experience with strategic planning, management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with a useful appreciation of markets that we serve.
Ralph W. Norman, Jr.	56	1996	2011	•
					President of Warren Norman Co., Inc., a real estate development firm, since 1990. Mr. Norman is also a member of the South Carolina House of Representatives. As the president of a company and an elected official, Mr. Norman has experience with strategic planning, management, marketing, operations, and human resource matters. His business, political, and personal experiences provide him with political insights and a useful appreciation of markets that we serve.
Alton C. Phillips	47	2007	2011	•
					President of Carolina Eastern, Inc., a Charleston-based company that markets and distributes fertilizers, chemicals, and seed, since 1988. As the president of a company, Mr. Phillips has experience with strategic planning, management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
James W. Roquemore	56	1994	2013		Chief Executive Officer of Patten Seed Company, Inc. of Lakeland, Georgia, and General Manager of Super-Sod/Carolina, a company that produces and markets turf, grass, sod and seed, since 1997. As the chief executive officer of a company, Mr. Roquemore has experience with management, marketing, operations, and human resource matters. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve. Moreover, during his tenure as a director he has developed knowledge of the Company's business, history, organization, and executive management which, together with the relationships that he has developed, enhance his leadership and consensus-building ability.
Thomas E. Suggs	61	2001	2012
					President and Chief Executive Officer of Keenan and Suggs, Inc., an insurance brokerage and consulting firm. Mr. Suggs has over 15 years of experience in the insurance industry and 26 years of banking experience. As the chief executive officer of a company, Mr. Suggs has experience with management, marketing, operations, and human resource matters, and his experience with the banking industry also provides him with certain insights. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
Susie H. VanHuss	71	2004	2011	•	Retired in 2006 as Executive Director of the University of South Carolina Foundations; Distinguished Professor Emeritus of Management in the Moore School of Business, University of South Carolina, Columbia, South Carolina. As Executive Director, she was the Chief Executive Officer of the USC Educational Foundation and the USC Development Foundation, both 501(C)(3) non-profit South Carolina corporations. She is also an author for Cengage-South Western Publishing Company. From May 1, 2008, through January 31, 2009, she served as interim President and CEO of Central Carolina Community Foundation, a 501(C)(3) non-profit South Carolina corporation. With her leadership experiences and breadth of knowledge, she brings a unique perspective to the board.
Kevin P. Walker	60	2010	2011	•
					Kevin P. Walker is a founding partner of Greer & Walker, LLP in Charlotte, North Carolina. He is also a member of the American Institute of Certified Public Accountants, the North Carolina Association of Public Accountants, the Financial Consulting Group, the Association of Certified Fraud Examiners, and the American Arbitration Association Panel of Arbitrators. Mr. Walker was first elected to the SCBT Financial Corporation Board in October 2010. Mr. Walker's leadership experience, accounting knowledge and business and personal experience in certain of the Company's markets enhance his ability to contribute as a director.

Name	Age	First Elected Director	Current Term Expires	Nominee for New Term	Business Experience for the Past Five Years and Director Qualifications
John W. Williamson, III	61	2001	2013		President of J.W. Williamson Ginnery, Inc., which is a partner in Carolina Eastern-Williamson Lynchburg Grain Company, since 1971. Also serves as Chairman of the Jackson Companies, which operate a camping resort, golf community, and commercial development group in Myrtle Beach, South Carolina. As the president of a company, Mr. Williamson has experience with management, marketing, operations, and human resource matters, and his real estate development experience also provides him with certain insights. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of markets that we serve.

R—Director will retire from the Board effective the date of the Annual Meeting, April 26, 2011.

FAMILY RELATIONSHIPS

        There are no family relationships among any of the directors and executive officers of the Company.

THE BOARD OF DIRECTORS AND COMMITTEES

        During 2010, the Board of Directors of the Company held eleven meetings. All directors attended at least 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he or she served as a director, and (b) the total number of meetings held by all committees of the Board of Directors of the Company on which he or she served.

        There is no formal policy regarding attendance at annual shareholder meetings; however, such attendance has always been strongly encouraged. Last year, all directors active at that time attended the 2010 Annual Shareholders' Meeting.

        The Board of Directors has adopted a Code of Ethics for Financial Professionals that is applicable to the Company's chief executive officer, chief financial officer, controller, financial reporting manager and all managers reporting to these individuals who are responsible for accounting and financial reporting. The Code of Ethics for Financial Professionals was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

        The Board of Directors of the Company maintains executive, audit, compensation, governance, policy and trust asset management committees. The composition and frequency of meetings for these committees during 2010 were as follows:

Committees of the Board of Directors
Independent Under NASDAQ Requirements
Name		Executive (10 meetings)	Audit (12 meetings)	Compensation (9 meetings)	Governance (4 meetings)	Policy (4 meetings)	Trust Asset Management (4 meetings)
Robert R. Horger	No	• Chair				•

Robert R. Hill, Jr.	No	•				•

Jimmy E. Addison(1)	Yes			•	•

Luther J. Battiste, III	Yes		•				•

Dalton B. Floyd, Jr.(2)	No				•		•

M. Oswald Fogle	Yes		• Chair	•

Dwight W. Frierson(3)	Yes	•			•	• Chair

Herbert G. Gray(4)	Yes		•				•

Harry M. Mims, Jr.(5)	Yes	•		•		•

Ralph W. Norman, Jr.	Yes		•		•

Alton C. Phillips	Yes		•	•

James W. Roquemore	Yes	•		•		•

Thomas E. Suggs(6)	Yes	•			• Chair	•

Susie H. VanHuss	Yes			• Chair	•

Kevin P. Walker(7)	Yes		•		•

John W. Williamson, III(8)	Yes	•				•	• Chair

(1)
This director joined the Compensation Committee in January of 2010 and no longer serves on the Audit Committee as of May 2010.

(2)
This director resigned from the Governance Committee as of March 2011.

(3)
This director no longer serves as a Chair of the Governance Committee effective June 2010.

(4)
This director joined the Trust Asset Management Committee as of July 2010.

(5)
This director no longer serves on the Trust Asset Management Committee as of January 2010.

(6)
This director was appointed Chair of the Governance Committee effective July 2010.

(7)
This director joined the Audit and Governance Committee as of October 2010.

(8)
This director no longer serves on the Audit Committee as of January 2010.

Note:    All directors other than Robert R. Horger, Robert R. Hill, Jr. and Dalton B. Floyd, Jr. meet the independence requirements of The NASDAQ Stock Market. Therefore, under these requirements, a majority of the members of the Company's Board of Directors is independent.

        The functions of these committees are as follows:

        Executive Committee—The Board of Directors of the Company may, by resolution adopted by a majority of its members, delegate to the executive committee the power, with certain exceptions, to exercise the authority of the Board of Directors in the management of the affairs of the Company.

        Audit Committee—The Board of Directors has determined that all members of the Audit Committee are independent directors under the independence requirements of The NASDAQ Stock Market. The Board of Directors has also determined that M. Oswald Fogle is an "Audit Committee financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission ("SEC") adopted pursuant to the Sarbanes-Oxley Act of 2002. The primary function of the Audit Committee is to assist the Board of Directors of the Company in overseeing (i) the Company's accounting and financial reporting processes generally, (ii) the audits of the Company's financial statements and (iii) the Company's systems of internal controls regarding finance and accounting. In such role, the Audit Committee reviews the qualifications, performance and independence of the Company's independent accountants and has the authority to appoint, evaluate and, where appropriate, replace the Company's independent registered public accounting firm. The Audit Committee also oversees the Company's internal audit department. The Board of Directors has adopted a charter for the Audit Committee, a copy of which is located on the Company's website at www.scbtonline.com under Investor Relations.

        Compensation Committee—The Board of Directors has determined that all members of the Compensation Committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the Audit Committee. The Compensation Committee, among other functions, evaluates the performance of the executive officers of the Company and recommends to the Board of Directors matters concerning compensation, salaries, benefits and other forms of executive compensation for officers and directors of the Company. The full Board of Directors is then responsible for approving or disapproving compensation paid to the executive officers of the Company. The committee, which currently consists of six independent directors as determined in accordance with the independent standards of The NASDAQ Stock Market, is required to be made up of no fewer than three independent Board members who are recommended by the Governance Committee (after recommendation of the chairman) and approved by the Board of Directors. The Compensation Committee's processes and procedures for considering and determining executive compensation are described below under "Compensation Discussion and Analysis." The Compensation Committee charter can be found on the Company's website at www.scbtonline.com under Investor Relations.

        Governance Committee—The Board of Directors has determined that all members of the Governance Committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who do not serve on the Audit Committee. The Governance Committee also periodically reviews and, where appropriate, recommends changes to the Company's corporate governance practices. The Governance Committee charter can be found on the Company's website at www.scbtonline.com under Investor Relations.

        The Governance Committee acts as the nominating committee for the purpose of recommending to the Board of Directors nominees for election to the Board of Directors. The Governance Committee has not established any specific, minimum qualifications that must be met for a person to be nominated to serve as a director, and the Governance Committee has not identified any specific qualities or skills that it believes are necessary to be nominated as a director. The Governance Committee charter provides that potential candidates for the Board are to be reviewed by the Governance Committee and that candidates are selected based on a number of criteria, including a proposed nominee's independence, age, skills, occupation, diversity and experience and any other factors beneficial to the Company in the context of the needs of the Board. The Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, Governance Committee members consider and discuss diversity, among other factors, with a view toward the needs of the Board of Directors as a whole. The Governance Committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to Board heterogeneity, when identifying and recommending director nominees. The Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee's goal of creating a Board of Directors that best serves the needs of the Company and the interest of its shareholders.

        The Governance Committee has performed a review of the experiences, qualifications, attributes and skills of the Board's current membership, including the director nominees for election to the Board of Directors and the other members of the Board, and believes that the current members of the Board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

  •
  successful business or professional experience;

  •
  various areas of expertise or experience, which are desirable to the Company's current business, such as financial, general management practices, planning, legal, marketing, technology, banking and financial services;

  •
  personal characteristics such as character, integrity and accountability, as well as sound business judgment and personal reputation;

  •
  residence in the Bank's service area;

  •
  willingness and ability to commit the necessary time to fully discharge the responsibilities of Board membership to the affairs of the Company;

  •
  leadership and consensus building skills; and

  •
  commitment to the success of the Company.

        Each individual director has qualifications and skills that the Governance Committee believes, together as a whole create a strong, well-balanced Board. The experiences and qualifications of our directors are found in the table on pages 8-10.

        The Governance Committee will consider nominees identified by its members, other directors, officers and employees of the Company and other persons, including shareholders of the Company. The Governance Committee will consider nominees for director recommended by a shareholder if the shareholder provides the committee with the information described in item 6 under the caption "Committee Authority and Responsibilities" of the Governance Committee's charter.

        The required information regarding a director nominee is also discussed in general terms within the first paragraph of the "Shareholder Proposals and Communications" section on page 5 of this proxy statement.

        Policy Committee—The primary purpose of the policy committee is to recommend and approve new policies and to review and approve present policies or policy updates and changes.

        Trust Asset Management Committee—The primary purpose of the trust asset management committee is to oversee the activities of the trust and asset management department and the investment services activities of the Company's subsidiary bank.

Board Leadership Structure and Role in Risk Oversight

        We are focused on the Company's corporate governance practices and value independent Board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that, except for three directors, (our Chief Executive Officer, our Chairman of the Board and Dalton B. Floyd, Jr.), all of our directors are independent. In addition, all of the members of our Board's Audit, Compensation, and Governance Committees are independent.

        Our Board believes that it is preferable for Mr. Horger to serve as Chairman of the Board because of his strong institutional knowledge of the Company's business, history, industry, markets, organization and executive management gained in his nearly 17 years of experience in a leadership position on the Board. We believe it is the Chief Executive Officer's responsibility to manage the Company and the Chairman's responsibility to guide the Board as they provide leadership to our executive management. As directors continue to have more oversight responsibility than ever before, we believe it is beneficial to have separate individuals in the role of Chairman and Chief Executive Officer. Traditionally, the Company has maintained the separateness of the roles of the Chairman and the Chief Executive Officer. In making its decision to continue to have a separate individual as Chairman, the Board considered the time and attention that Mr. Hill is required to devote to managing the day-to-day operations of the Company. We believe that this Board leadership structure is appropriate in maximizing the effectiveness of Board oversight and in providing perspective to our business that is independent from executive management.

        The Board of Directors oversees risk through the various Board standing committees, principally the Audit Committee, which report directly to the Board. Our Audit Committee is primarily responsible for overseeing the Company's risk management processes on behalf of the full Board of Directors. The Audit Committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding the Company's assessment of risks and the adequacy and effectiveness of internal control systems, and also reviews credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Our Chief Risk Officer and Chief Financial Officer meet with the Audit Committee on a quarterly basis in executive sessions to discuss any potential risks or control issues involving management.

        Each of the Board's standing committees, as described above, is involved to varying extents in the following:

  •
  determining risk appetites, policies and limits

  •
  monitoring and assessing exposures, trends and the effectiveness of risk management;

  •
  reporting to the Board of Directors; and

  •
  promoting a sound risk management culture.

        The full Board of Directors focuses on the risks that it believes to be the most significant facing the Company and the Company's general risk management strategy. The full Board of Directors also seeks to ensure that risks undertaken by the Company are consistent with the Board of Directors' approved risk management strategies. While the Board of Directors oversees the Company's risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

        We recognize that different Board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis in an effort to ensure that they continue to meet the Company's needs.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        Although the Company is not required to seek shareholder ratification of the selection of its accountants, the Company believes obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Dixon Hughes, the Audit Committee will re-evaluate the engagement of the Company's independent auditors. Even if the shareholders do ratify the appointment, the Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its shareholders.

        The Board unanimously recommends that shareholders vote FOR the ratification of the appointment of Dixon Hughes as the Company's independent registered public accounting firm.

        If a quorum is present, the number of shares of Common Stock voted in favor of this proposal must exceed the number of shares voted against it for approval of this proposal.

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

        The Securities and Exchange Commission rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act require the Company to provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

        As described in greater detail under the heading "Compensation Discussion and Analysis," the Company seeks to align the interests of our named executive officers with the interests of our shareholders. The Company's compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The Company believes its compensation policies and procedures are competitive, focused on pay for performance principles and strongly aligned with the interest of the Company's shareholders. The Company also believes that both it and its shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a "Say-on-Pay" proposal, gives you as a shareholder the opportunity to express your views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement.

        This vote is advisory, which means that it is not binding on the Company, the Board of Directors or the Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

        The Board asks our shareholders to vote in favor of the following resolution at the Annual Meeting:

        "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the proxy statement, is hereby APPROVED."

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE RESOLTUION RELATED TO COMPENSATION OF NAMED EXECUTIVE OFFICERS.

 PROPOSAL 4: ADVISORY, NON-BINDING VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Act requires that the Company provide shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently the Company should conduct an advisory Say-on-Pay vote. Shareholders may indicate whether they would prefer that the Company conduct future Say-on-Pay votes every year, every other year, or every three years. Shareholders also may abstain from casting a vote on this proposal.

        The Board of Directors has determined that a Say-on-Pay vote that occurs once every three years is the most appropriate alternative for the Company and therefore the Board recommends that you vote in favor of conducting a Say-on-Pay vote every three years. The Board believes that a Say-on-Pay vote occurring every three years will provide our shareholders with sufficient time to evaluate the effectiveness of the Company's overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding an over-emphasis on short term variations in compensation and business results. A Say-on-Pay vote occurring every three years will also permit shareholders to observe and evaluate the effect of any changes to our executive compensation policies and practices that have occurred since the last advisory vote on executive compensation.

        This vote is advisory, which means that it is not binding on the Company, the Board of Directors or the Compensation Committee. The Company recognizes that the shareholders may have different views as to the best approach and looks forward to hearing from the shareholders as to their preferences on the frequency of the Say-on-Pay vote. The Board of Directors and the Compensation Committee will carefully review the outcome of the frequency vote; however, when considering the frequency of future Say-on-Pay votes, the Board of Directors may decide that it is in the Company's and the shareholders' long-term best interest to hold a Say-on-Pay vote more or less frequently than the frequency receiving the most votes cast by our shareholders.

        The proxy card provides shareholders with the opportunity to choose among four options (holding the Say-on-Pay vote every year, every other year, or every three years, or abstain from voting). Shareholders are not being asked to approve or disapprove the recommendation of the Board of Directors.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS THE PREFERRED FREQUENCY FOR SAY-ON-PAY VOTES.

 EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Objectives of the Compensation Program

        Role of the Compensation Committee:    The Compensation Committee is responsible for the design, implementation and administration of the compensation programs for executive officers of the Company. The committee seeks to increase shareholder value by rewarding performance with cost-effective compensation and striving to attract and retain talented executives through adherence to the following compensation objectives:

  •
  The Company's compensation programs are designed to reward executive officers based on key standards that comprise the Company's culture: soundness, profitability, growth, ethics, execution of strategic goals, the ability to inspire and motivate, and sound corporate governance.

  •
  The Compensation Committee's philosophy is to provide competitive compensation to attract and retain key management to ensure a balance of soundness, profitability and growth while providing long term value for the shareholders of the Company.

  •
  Reward executives consistent with the Company's culture of being a meritocracy in regard to compensation for all employees.

  •
  The Compensation Committee has overall responsibility for evaluating and recommending to the Board of Directors for its approval the director and officer compensation plans, policies and programs of the Company.

During 2010, the committee had eight meetings and the following objectives, goals, and initiatives were met:

  •
  Reviewed the performance of the Company and of the top executives and recommended for approval by the Board the compensation payout, including equity awards and base salary adjustments of top executive management based on the previous year's performance.

  •
  Reviewed and approved a special bonus for executives and other employees in the company for exemplary performance and results based on the Community Bank and Trust acquisition.

  •
  Reviewed and approved compensation for the Chairman of the Board of Directors.

  •
  Worked with the Company's management to prepare, review, and approve the 2010 Proxy Compensation Discussion and Analysis ("CD&A").

  •
  Reviewed and approved the Compensation Committee charter.

  •
  Conducted extensive discussions on compensation issues, best practices and principles, conducted a total compensation review, and received training by the Compensation Consultant for Compensation Committee Education and Training.

  •
  Retained McLagan, formerly known as Amalfi Consulting, LLC, as the committee's independent compensation consultant.

  •
  Analyzed and updated the peer group used for executive compensation benchmarking based on specific performance criteria.

  •
  Reviewed the recommendations of the compensation consultant.

  •
  Developed and approved the structure and compensation for executive management for 2010.

  •
  Began developing the structure and compensation for executive management for 2011 which is currently under review.

  •
  Attended a presentation by the Senior Vice President of Human Resources on all company incentive plans and the risk associated with those plans and reviewed the plans. Concluded that the plans are designed to promote soundness, profitability, and growth, and that the plans are reasonably balanced and should not, by themselves, pose material risks to the Company.

  •
  Reviewed and approved for payment discretionary retention compensation including cash, stock options, and restricted stock for certain executives which were paid in 2010.

  •
  Reviewed the Compensation Committee's role in the risk matrix of the bank.

  •
  Evaluated and reviewed the performance of the Compensation Committee and its members.

  •
  Participated in presentations on regulatory and legislative changes, including the Dodd Frank legislation.

Compensation Consultant

        During 2010, the Compensation Committee engaged the services of McLagan, an Aon Hewitt company (formerly Amalfi Consulting through December 2010), to provide compensation consulting services for both directors and executive management of the Company. McLagan reports directly to the Compensation Committee and met with the Compensation Committee six times during 2010. The Compensation Committee has the sole authority to hire consultants and set the engagements and the related fees of those consultants. The following consulting services were provided:

  •
  Assisted the Company in its preparation of compensation disclosures as required under Regulation S-K with respect to this proxy statement including this CD&A and associated tables and disclosures included herein by reference.

  •
  Revised the Company's compensation peer group of publicly-traded financial institutions that is comparable to SCBT in asset size (the peer group consists of high performing commercial banks and is presented later in this analysis).

  •
  Reviewed the competitiveness of the compensation elements currently offered by the Company to its top executives, including base salary, annual incentive or bonus, long-term incentives (stock options and restricted stock), all other compensation, and changes in retirement benefits as compared to that of the customized peer group.

  •
  Made recommendations and observations regarding the potential alignment of the Company's executive compensation practices with the Company's overall business strategy and culture relative to the market as defined by the peer group, including review of the current performance based programs with respect to the annual cash incentives and annual equity grants and made recommendations for both the 2010 and 2011 fiscal year plans.

  •
  Reviewed the competitiveness of the compensation elements currently offered by the Company to its directors, compared to that of the customized peer group and industry practices.

  •
  Updated the Compensation Committee on regulatory initiatives, including the Sound Incentive Compensation Practices (SICP) published on June 21, 2010 and the Dodd-Frank Wall-Street Reform and Consumer Protection Act, signed into law on July 21, 2010.

  •
  Assisted in the review of incentive plans relative to the SICP guidance.

  •
  Provided consulting services regarding compensation related to the acquisition of Community Bank and Trust.

 Compensation Benchmarking and Committee Functions

        Each year, with direction from McLagan, the Compensation Committee reviews a survey of the compensation practices of the Company's peers in the United States in order to assess the competitiveness of the compensation arrangements of our executive officers. Although benchmarking is an active tool used to measure compensation structures among peers, it is only one of the tools used by the Compensation Committee to determine total compensation. Benchmarking is used by the Compensation Committee primarily to ascertain competitive total compensation levels (including base salary, equity awards, cash incentives, etc.) with comparable institutions. The committee uses this data as a reference point, establishes competitive base salaries, and then addresses pay-for-performance (meritocracy) as discussed further in the sections below on cash incentives and long-term retention. A combination of peer performance, market factors, company performance and personal performance are all factors that the Compensation Committee considers to establish total compensation, including incentives. This practice is in line with the Company's meritocracy philosophy of pay. The Compensation Committee, at its discretion, may determine that it is in the best interest of the Company to negotiate total compensation packages that deviate from regular compensation and incentive levels in order to attract and retain specific talent.

        During 2010, six key executive positions were included in the compensation study to determine appropriate compensation in order to attract, motivate, and reward individuals in these key executive positions. The compensation peer group of 21 banks resulted in 11 new banks versus the prior year, and was selected based on certain current market criteria, including the following:

  •
  Commercial loan portfolio > 40% of total loan portfolio

  •
  No West Coast banks and no banks in major metro areas

  •
  Non-performing assets / Total assets < 3%

  •
  Return on average assets and Return on average equity > 0%

  •
  Core EPS and one-year total return change not < -50%, unless return on average equity > 10%

        The companies that comprised the peer group in 2010 consisted of the following financial institutions, which had total asset size ranges from $2.6 billion to $6.4 billion at December 31, 2010:

Texas Capital Bancshares Inc.	Heartland Financial USA Inc.	Simmons First National Corporation
First Financial Bancorp	WSFS Financial Corporation	First Bancorp
NBT Bancorp Inc.	TowneBank	Tompkins Financial Corporation
BancFirst Corporation	First Financial Bankshares	Southside Bancshares Inc.
Independent Bank Corporation	Carter Bank & Trust	Provident New York Bancorp
1st Source Corporation	Great Southern Bancorp Inc.	Washington Trust Bancorp Inc.
Flushing Financial Corporation	Community Trust Bancorp Inc.	Bank Mutual Corporation

        The Compensation Committee reviews the composition of the peer group annually and may change it as a result of mergers, changes to banks within the group, or changes within the Company as noted above. The table below compares key performance measures of this peer group to the Company and was based upon December 31, 2010 financial results:

	Average for peers	SCBT
Return on average assets	0.88%	1.43%
Return on average equity	8.68%	15.45%
Net interest margin	3.80%	4.00%
Core EPS growth(2)	10.10%	NM
Efficiency ratio	63.50%	46.68	%(3)
NPAs / Assets	2.05%	2.40%
Reserves / Loans(1)	1.70%	1.79%
Tangible equity / tangible assets	8.55%	7.31%
Total equity / total assets	9.30%	9.18%

(1)
SCBT typically calculates this ratio as allowance for loan loss to total period end loans that are not covered by an FDIC loss sharing agreement. Such methodology resulted in a ratio of 2.07%, compared to a ratio of allowance for loan losses to total loans of 1.79%, as of December 31, 2010.

(2)
NM = not meaningful

(3)
Includes acquisition gain from CBT FDIC-assisted transaction of $98.1 million on a pre-tax basis.

        Total compensation for the named executive officers was compared to the market peer group referenced above. The findings for the Company compared to the peer group during 2010 revealed that, in the aggregate, our named executive officers' salaries were 11% below the peer group's 50th percentile and total compensation was 52% above the peer group's 50th percentile. This was primarily due to the one-time retention bonuses and equity awards paid for the successful acquisition of Community Bank and Trust. Target incentive opportunity levels for the named executive officers were, on average, 16% below the peer group's 50th percentile.

Role of the Chairman and Management

        The Compensation Committee may receive recommendations from the chairman of the Board with respect to the Chief Executive Officer's ("CEO") performance in light of goals and objectives relevant to the CEO compensation. The CEO reviews with the committee the performance of the other executive officers and, based on that review, the CEO makes recommendations to the Compensation Committee about the total compensation of executive officers (other than the CEO). The CEO does not participate in, and is not present during, deliberations or approvals by the Compensation Committee or the Board with respect to his own compensation.

        In summary, the compensation program, as presented, is designed to be a competitive, performance-based program that is consistent with the Company's philosophy and culture. After reviewing all of the compensation arrangements discussed below, along with corporate and individual performance, we believe that the measurement tools, compensation levels and the design of the Company's executive compensation program are appropriate and motivate senior executives to lead the Company in the best interests of its shareholders.

Elements of Compensation

        The fundamental philosophy of the Company's compensation program is to offer competitive compensation opportunities for executive officers that are (i) aligned with the performance of the Company on both a short-term and long-term basis, and (ii) based both on the individual's contribution and on the Company's performance. The compensation paid is designed to retain and reward executive officers who are capable of leading the Company in achieving its business objectives in an industry characterized by complexity, competitiveness and change. It is the intent of the committee to fulfill the Company's philosophy of providing a competitive base salary, relative to the peer group, complemented with significant performance-based incentives. Accordingly, the Compensation Committee reviews and approves the total compensation of the executive officers annually. Annual compensation for the named executive officers consists primarily of these elements:

  •
  Base Salary—This fundamental component is determined based on historical and anticipated individual contribution and performance toward accomplishing the Company's stated objectives. It is also reviewed in the context of comparability with the key executives of the peer group above. We believe that the base annual salary levels for the named executive officers helps us to retain qualified executives and provides a measure of income stability that lessens potential pressures for the named executive officers to take risks to achieve performance measures under incentive compensation arrangements.

  •
  2010 Executive Performance Plan—The Compensation Committee implemented the 2010 Executive Performance Plan in an effort to establish reasonable goals and objectives in light of the existing economic environment in order to motivate and retain the Company's named executive officers and certain other key employees. The four component parts of the plan were:

  1.
  Formula Based Cash Incentive—cash payouts, capped at 50% of the opportunity levels previously approved in early 2009, which the Company would accrue and pay out upon achievement of certain goals at threshold, target and maximum levels as further described below;

  2.
  Discretionary Based Cash Incentive—cash payouts on a discretionary basis for extraordinary performance;

  3.
  Restricted Stock Plan—issuance of shares of restricted stock based upon achievement of certain goals at threshold, target and maximum levels, to be issued pursuant to the Company's 2004 Stock Incentive Plan; and

  4.
  Discretionary Based Stock Options—issuances of stock options on a discretionary basis pursuant to the Company's 2004 Stock Incentive Plan.

    Performance-Based Goals

    The performance-based plan goals were divided into three categories (with one category further subdivided into three subcategories) with certain weight given to each category or sub-category. Those categories included "Soundness" as it relates to asset quality and bank regulator composite rating, "Profitability" or net income, and "Loan and Deposit Growth".

    Participants under the plan were eligible to receive payouts pursuant to the plan if certain goals were achieved at three levels: threshold, target or maximum.

    The "Soundness" goal was measured based on the following components: receiving a prescribed rating from the principal bank regulator that was at least as high as our most recent rating, maintaining a percentage of non-performing assets of under 3.0% (threshold and target) or 2.8% (maximum), and attaining a level of classified assets under each prescribed level. The "Soundness" goal was weighted at 50% of the total opportunity under the performance based plan.

    The "Profitability" goal would be achieved by earning the amount that was earned in the prior year (threshold)), reaching the budgeted amount (target), or reaching 110% of the budget (maximum). This goal was weighted at 25% of the total opportunity under the performance based plan.

    The "Loan and Deposit Growth" goal would be achieved by not having any material decline in either loan or deposits during the year. This goal was weighted at 25% of the total opportunity under the performance based plan.

    During 2010, the above referenced goals were achieved and consequently, the maximum opportunity was paid out during 2011 for both formula based cash incentive and restricted stock for the named executive officers, except for Mr. Hill. Although Mr. Hill also earned the maximum opportunity under the plan, he requested and the committee approved a pay-out of 50% of the maximum opportunity, or 5,413 restricted shares.

    Formula Based Cash Incentive

    The formula based cash incentive was based upon achievement of goals at threshold, target and maximum levels as shown above. The following table shows the percentages of each participant's base salary that the participant was eligible to receive if the performance-based goals of the Company were achieved at the threshold (55% of maximum opportunity), target (80% of maximum opportunity), or maximum levels.

		2010 Formula Based Cash Incentive Plan
Name	Position	Threshold	Target	Maximum
Achievement of Performance Goals		55.0%	80.0%	100.0%
Robert R. Hill, Jr.	CEO	22.0%	32.0%	40.0%
John C. Pollok	COO	19.3%	28.0%	35.0%
Donald E. Pickett	CFO	16.5%	24.0%	30.0%
John F. Windley	President	16.5%	24.0%	30.0%
Joseph E. Burns	Chief Risk Officer	16.5%	24.0%	30.0%

    Discretionary Based Cash Incentive

    Participants were eligible for the discretionary based cash incentive component if there was a material increase in the Company's net income for 2010. The Compensation Committee has the discretion to set the level of payouts that each participant would receive.

    Restricted Stock Plan

    Shares of restricted stock were to be granted by tier (Tier 1, Tier 2 and Tier 3) based on achievement of the threshold, target or maximum levels under the formula based cash incentive component. The following table shows the percentage of the participant's salary that the participant was eligible to receive in shares of restricted stock pursuant to the Company's 2004 Stock Incentive Plan for Company achievement of the performance-based goals at the opportunity levels listed below. If there was extraordinary performance in 2010, the

    Compensation Committee had the ability to grant beyond the Tier 3 level on a discretionary basis.

		Restricted Stock Opportunities
Name	Position	Threshold Tier 1	Target Tier 2	Max Tier 3	Extraordinary Discretionary
Achievement of Performance Goals		55.0%	80.0%	100.0%	Discretionary
Robert R. Hill, Jr.	CEO	43.0%	62.0%	78.0%	Discretionary
John C. Pollok	COO	25.0%	36.0%	45.0%	Discretionary
Donald E. Pickett	CFO	14.0%	20.0%	25.0%	Discretionary
John F. Windley	President	22.0%	32.0%	40.0%	Discretionary
Joseph E. Burns	Chief Risk Officer	19.0%	28.0%	35.0%	Discretionary

    Discretionary Based Stock Options

    The Board has the ability to grant stock options pursuant to the Company's 2004 Stock Incentive Plan on a discretionary basis.

    The 2010 Executive Performance Plan did not create any legally binding rights on behalf of any officer or employee to receive cash incentives, restricted stock or stock options.

    Stock Based Benefit Plan—The Company, from time to time, also grants stock options to its executive officers. These stock-based incentive awards help align the interests of the Company's executive officers with the interests of the shareholders of the Company by providing economic value directly related to increases in the value of the Company's stock. The number of options granted to executive officers during any given year is based on a number of factors, including job performance, seniority, job responsibilities, company performance as to earnings and growth, the amount of awards made in prior years, and industry information from compensation consultants and published surveys regarding stock-based awards granted to officers employed by comparable companies. Any stock options granted are strictly at the discretion of the Board of the Company upon recommendation of the Compensation Committee. Incentive stock options received in 2011 in recognition of the named executive officer's 2010 contribution were as follows: Mr. Hill, 8,332; Mr. Pollok, 4,848; Mr. Windley, 3,054; Mr. Burns, 2,698; and Mr. Pickett, 1,899. Incentive stock options received in 2010 in recognition of the named executive officer's 2009 contribution were as follows: Mr. Hill, 9,307; Mr. Pollok, 5,426; Mr. Windley, 3,417; and Mr. Burns, 3,020.

    See the Grants of Plan Based Awards table of stock option grants by executive during 2010.

Employee & Executive Benefits

  •
  Employees' Pension Plan—The executives are participants in a noncontributory defined pension plan which covers substantially all employees hired before January 1, 2006 of the Company. Pension benefits are paid based upon age of the employee and years of service. If an executive had attained age 45 and had five or more years of vesting service as of January 1, 2006, the executive is entitled to annual pension benefits beginning at normal retirement age (65) equal to 0.90% of his or her final five-year average annual compensation of each year of service up to a maximum of 35 years, plus 0.65% of his or her final five-year average annual compensation in excess of covered compensation for each year of service up to a maximum of 35 years. Employees who had not attained age 45 or who did not have five years of vesting service as of

    January 1, 2006 are entitled to annual pension benefits beginning at normal retirement age equal to the sum of (1) and (2) below:

    1.
    Accrued benefit through December 31, 2005

    a.
    0.90% of their final five-year average annual compensation for each year of service up to a maximum of 35 years; plus

    b.
    0.65% of their final five-year average annual compensation in excess of covered compensation for each year of service up to a maximum of 35 years

    2.
    Accrued benefit on and after January 1, 2006

    •
    0.30% of their final five-year average annual compensation for each year of service up to maximum of 35 years; plus

    •
    0.2% of their final five-year average annual compensation in excess of covered compensation for each year of service up to a maximum of 35 years.

    Employees hired on or after January 1, 2006 are not eligible to participate in the plan. Employees rehired after January 1, 2006 who had originally been hired prior to January 1, 2006 are eligible to participate upon their rehire date.

    See the Pension Benefits table and the accompanying footnotes and narrative for more information.

  •
  Employees' Savings Plan-401(k)—The executives are participants in a defined contribution plan which covers all employees of the Company who work twenty or more hours per week and are age twenty-one or older. Plan participants elect to contribute portions of their annual base compensation as a before tax contribution. The Company matches 50% of these contributions up to a 6% employee contribution for employees hired before January 1, 2006 who were age 45 and higher with five or more vesting years of service. The Company matches 100% of these contributions up to a 6% employee contribution for current employees under age 45 or with less than five years of service. Effective April 1, 2009, the Company temporarily suspended the employer match contribution to all participants in the plan. Effective January 1, 2010, the Company reinstated the employer match so that participating employees would receive a 50% matching of their 401(k) plan contribution, up to 4% of salary.

    The Company provides the employees pension plan and 401(k) plan as part of a compensation arrangement that is designed to provide competitive benefits that help attract and retain qualified executives.

    See the table in footnote 7 of the Summary Compensation Table.

  •
  Supplemental Executive Retirement Plan—The Company provides non-qualified supplemental executive retirement plan (SERP) agreements for Mr. Windley and certain other executives. The Company elects to offer this type of incentive as a way to retain executives over the long term and to provide a partial offset to shortfalls in the percentage of income provided for retirement by its qualified retirement plans.

    In January 2009, Mr. Hill, Mr. Pollok and Mr. Burns received restricted stock grants. These restricted stock based equity grants are hereinafter referred to as the "Equity SERP." The Equity SERP's were put in place for a number of reasons. First, the use of the Equity SERP for these three officers helps to ensure that their primary focus is on the long-term interests of the shareholders, in addition to motivating these officers to remain with the Company over a long-term period. The Equity SERPs provide increased incentive to ensure that our shareholders receive a superior return over a long-term period. The Equity SERP vests over the executive's remaining working years until normal retirement age, providing for a long-term incentive. Second, by utilizing the Equity SERP, the Company will realize considerable accounting savings over the lifetime of the arrangement compared to the costs of a cash-based SERP. Lastly, the Equity SERP concept was targeted to officers with sufficient remaining working life to ensure that present market volatility was not a detriment in taking the Equity SERP approach.

    See the Pension Benefits table and the accompanying footnotes and narrative for more information.

  •
  Deferred Compensation Plan—The Company has adopted a deferred compensation plan in which executive officers and certain other officers are entitled to participate. The Company offers this plan to help offset limits associated with other forms of tax-deferred benefits and to provide the opportunity for participants to defer income to save for retirement or other future events. Under the plan, directors and executive officers may defer all or a portion of their compensation from the Company, with no matching by the Company of the deferred amounts, and treat these amounts as though they were invested in one or more deemed investment options designated by the plan. Amounts payable under the plan remain general obligations of the Company and are payable by the Company at the future times (or over the periods) designated by plan participants upon their enrollment in the plan and their annual renewal of enrollment. The Company provides neither enhanced returns nor any other amounts above the deemed investment option returns, which may be negative returns.

    See the discussion entitled Deferred Compensation Plan on page 32 for additional information.

  •
  Perquisites—The Company also provides some perquisites for senior management that are not available to all employees. Some examples of these include bank-owned automobiles, club and membership dues and living expense reimbursements related to relocation. The values of these items are presented in the Summary Compensation Table under the heading All Other Compensation. The value attributable to any personal use of bank-owned automobiles is considered compensation to the executive and represents the aggregate incremental cost to the Company associated with that personal use. The Company and the Board believe that the use of each of these perquisites is helpful for the proper performance of the named executive officers' duties.

  •
  Discretionary Retention Compensation—Based upon the desire to maintain consistency within the executive management team, the desire to retain these executives, a review of peer group compensation levels, and the Company's performance in very difficult economic and operating environment, the Compensation Committee and Board of Directors approved a level of discretionary compensation for the named executive officers that was provided to them in 2010 that is designed to enhance retention. The level of compensation was derived after considering the executive's compensation relative to our peer group and the amount of bonus and incentive plan payment that could have been received in recent years but was not due in large part to overall economic conditions. This compensation was structured to encourage retention and paid in the following form:

  •
  One third in a retention cash bonus;

  •
  One third in stock options; and

  •
  One third in restricted stock

    The cash component was approved and paid in early 2010 and must be repaid if the executive leaves the Company over the next three years, so that effectively this compensation is "earned" by the executive over a three-year period. The equity components (stock options and restricted stock) vest over our typical vesting period of these instruments (cliff vesting over four years for the restricted stock and 25% per year over four years for the stock options). The named executive officers received the following retention compensation (subject to vesting as described herein):

Named Executive	Cash	Number of Shares of Restricted Stock	Number of Shares of Stock Options
Robert R. Hill, Jr.	$128,067	3,401	7,994
John C. Pollok	59,495	1,690	4,023
Donald E. Pickett	—	—	—
John F. Windley	41,674	1,184	2,818
Joseph E. Burns	33,630	955	2,274

Employment Agreements

        In 2006, the Company approved employment agreements with each of the named executive officers. The agreements, which were amended and restated in 2008 to address Internal Revenue Code Section 409(a) matters, provide for the following:

  •
  Term of Employment.  Each employment agreement has a term of employment of three years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the agreement is automatically extended for an additional year unless at least 60 days prior to the anniversary date either party gives the other party written notice of non-renewal.

  •
  Reimbursement of Expenses.  The Company will reimburse the executive all reasonable travel and other business related expenses incurred in performing duties under the agreement.

  •
  Vacation and Sick Leave.  The Company will provide vacation and sick leave to the executive in accordance with policies and procedures established from time to time.

  •
  Employee Benefit Plans.  The executive is entitled to participate in the employee benefit plans presently in effect or as these plans may be modified or added from time to time.

  •
  Incentive Bonus Plans.  The executive is entitled to participate in the incentive bonus plans, applicable to his employment position, in accordance with policies and procedures established from time to time.

  •
  Fringe Benefits.  The Company will reimburse the executive for the cost of attending required meetings and conventions and will cover membership dues to an approved country club. In addition, Mr. Hill, Mr. Pollok, Mr. Windley, and Mr. Burns are provided the use of a bank-owned automobile.

  •
  Termination of Employment.  See the discussion below entitled Potential Payments Upon Termination or Change in Control for a description of the payments that may be due to each executive upon termination of employment.

  •
  Non-compete.  The period of non-compete for the executive runs during the period of employment and for a designated period of time following termination of employment. If the executive is found to violate the covenants contained in the agreement, the non-compete period will be extended for a period equal to the amount of time the executive is found to have been in non-compliance. If Mr. Hill is terminated for cause according to his agreement, the non-compete period will end 12 months after the date of termination.

        See the discussion entitled "Potential Payments Upon Termination or Change in Control," which provides the amount of compensation each executive would receive under various termination events based upon the employment agreements.

 Selected Other Policies

162(m) Tax Considerations

        The compensation under our compensation programs is generally not deductible by reason of Section 162(m) if we pay an executive an annual taxable amount in excess of $1 million. In order to accomplish the objectives described herein with respect to our compensation programs, we believe that the benefits of providing our compensation programs outweigh the possible loss of potential tax-deductions.

Overall Compensation Approach—Building Blocks

        The Company considers all elements of compensation as essential building blocks for a well-rounded plan. The Compensation Committee used a total compensation approach in determining executive compensation. The following is a summary of the different elements:

  •
  Considered the performance needed to attain the highest levels of compensation the committee deemed necessary to attract and retain qualified executive officers.

  •
  Determined the allocation percentages of cash and equity incentives based on the Company's short and long-term objectives. Using this approach created different levels of performance incentives and allowed executives an opportunity to earn top tier compensation, relative to peer group, if they achieved performance criteria intended to build value for shareholders.

  •
  The base salary was used as a foundation.

  •
  The cash incentives provided short-term performance goals that are aligned with the Company's intention to reward its executive officers for attaining and/or surpassing budgeted annual (short-term) goals.

  •
  The equity incentives were used to further align the executives' interests with those of the shareholders through increased ownership in the Company. This incentive also helps attract and retain key employees.

  •
  The Deferred Compensation Plan and the Supplemental Executive Retirement Plan help to partially offset shortfalls in retirement income from qualified plans and are significant tools used to retain key employees.

  •
  Discretionary compensation was provided to reward performance in a very difficult economic and operating environment and to encourage retention of the senior executive management team.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2011 Proxy Statement and be incorporated by reference into the Company's 2010 Annual Report on Form 10-K.

        This report is provided by the following independent directors, who comprise the committee:

Susie H. VanHuss, Chair
Jimmy E. Addison
M. Oswald Fogle
Harry M. Mims, Jr.
Alton C. Phillips
James W. Roquemore

 SUMMARY COMPENSATION TABLE

        The following table summarizes for the fiscal years ended December 31, 2010, 2009 and 2008, the current and long-term compensation for the Chief Executive Officer, the Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer. Each component of compensation is discussed in further detail in the footnotes following the table.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)

Robert R. Hill, Jr.	2010	$448,800	$600,000	$128,082	$246,729	$307,586	$65,040	$41,954	$1,838,191
President and	2009	408,000	—	848,605	88,068	—	6,691	39,618	1,390,982
Chief Executive Officer	2008	400,000	—	190,639	79,672	—	60,564	31,256	762,131

John C. Pollok(8)	2010	287,232	500,000	59,488	128,690	160,026	24,446	27,340	1,187,223
Senior Executive Vice President,	2009	261,120	—	779,266	51,243	—	5,590	27,624	1,124,843
and Chief Operating Officer	2008	256,000	—	73,334	36,213	—	59,683	22,553	447,783

Donald E. Pickett(8)	2010	225,000	225,000	—	27,096	67,500	—	177,630	722,226
Executive Vice President and	2009	—	—	—	—	—	—	—	—
Chief Financial Officer	2008	—	—	—	—	—	—	—	—

John F. Windley	2010	241,230	225,000	41,677	85,260	114,043	51,333	10,126	768,668
President of SCBT, N.A.	2009	219,300	—	—	32,273	—	42,229	4,628	298,430
	2008	215,000	—	60,712	33,748	—	31,234	17,966	358,660

Joseph E. Burns	2010	213,180	225,000	33,616	72,150	97,584	28,439	28,930	698,899
Senior Executive Vice President,	2009	193,800	—	390,998	28,523	—	13,885	19,733	646,938
and Chief Risk Officer	2008	190,000	—	45,334	28,807	—	46,193	11,858	322,192

(1)
Consists of total salary compensation, including all amounts that have been deferred at the officers' election. The named executive officers did not elect to defer compensation during 2010.

(2)
Reflects the discretionary based cash incentive awarded to the named executive officers in conjunction with the material increase in net income experienced during 2010. The Discretionary Based Cash Incentive is further described in the section entitled Compensation Discussion and Analysis.

(3)
From time to time, the Company has awarded shares of restricted stock to its executive officers. The shares of restricted stock the Company awarded to the named executive officers during 2010 and 2008 cliff vest at 100% on the fourth anniversary of the award, subject to the continued employment of the officer. The Company awarded 30,780 shares of restricted stock to Mr. Hill, 28,265 shares of restricted stock to Mr. Pollok, and 10,555 shares of restricted stock to Mr. Burns during 2009 to replace the cash-based SERP agreements which vest on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old. The Company awarded 3,627 shares of restricted stock to Mr. Burns that cliff vest at 100% on the seventh anniversary of the award, subject to the continued employment of the officer. An officer's interest in any non-vested shares will fully vest if there is a change in control of the Company or the officer dies while employed by the Company. Each officer generally has the right to vote restricted shares and to receive dividends paid on the shares prior to vesting. The market value of the shares is determined by the closing market price of the Company's Common Stock on the date of grant of stock awards. The value of the restricted stock grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of the stock awards in Note 20, "Share-based Compensation" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

(4)
The value of the stock option awards shown above equals the grant date fair value in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of option awards in Note 20, "Share-based Compensation" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

(5)
Reflects the dollar value of all amounts earned during the fiscal year pursuant to the discretionary retention plans and the performance-based non-equity incentive plans. The following table provides the breakdown of non-equity incentive plan compensation.

Name	Discretionary Retention Plan Payments	Performance- Based Non- Equity Incentive Plan Payments	Total
Robert R. Hill, Jr.	$128,066	$179,520	$307,586
John C. Pollok	59,495	100,531	160,026
Donald E. Pickett(8)	—	67,500	67,500
John F. Windley	41,674	72,369	114,043
Joseph E. Burns	33,630	63,954	97,584
(6)
Includes the change in pension value and the Supplemental Executive Retirement Plan ("SERP") accrual as follows: Mr. Hill, $64,980 pension; Mr. Pollok, $24,446 pension; Mr. Burns, $28,368 pension; Mr. Windley, $19,490 pension and $31,349 SERP. It also includes for 2010 and 2009 the portion of income earned during the fiscal year in the nonqualified deferred compensation plan exceeding 120% of the applicable long-term federal rate ("AFR"). During 2008, nonqualified deferred compensation plan balances experienced an unrealized loss; therefore, there was no income exceeding 120% of the applicable long-term federal rate ("AFR").

(7)
The following table provides all other compensation:

Name	Matching Contributions to Employee Savings Plan	Life Insurance and Long-Term Disability Premium	Dividends on Unvested Restricted Stock	Memberships	Imputed Taxable Value of Vehicles	Relocation Cost and Incentives	Total
Robert R. Hill, Jr.	$4,900	$1,548	$30,394	$3,650	$1,461	$—	$41,954
John C. Pollok	1,436	1,548	21,955	—	2,401	—	27,340
Donald E. Pickett	4,500	1,512	—	—	—	171,618	177,630
John F. Windley	4,866	1,488	2,970	—	802	—	10,126
Joseph E. Burns	4,264	1,378	10,678	8,066	4,544	—	28,930
(8)
Beginning January 4, 2010, Donald E. Pickett assumed the Chief Financial Officer responsibilities from John C. Pollok, who had served in this capacity since February 15, 2007. Mr. Pollok served during this time as both the company's COO and CFO.

GRANTS OF PLAN BASED AWARDS

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Options Awards ($) (5)
		Approval of Award Date
Name	Grant Date		Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)

Robert R. Hill, Jr.	1/21/10	1/21/10							—	9,307	31.10	118,674
	3/18/10	3/18/10							—	7,994	37.66	128,056
	3/18/10	3/18/10							3,401			128,082
	n/a	n/a	98,736	143,616	179,520	5,969	8,607	10,828

John C. Pollok	1/21/10	1/21/10							—	5,425	31.10	69,174
	2/15/10	2/15/10							—	4,023	35.20	59,516
	2/15/10	2/15/10							1,690			59,488
	n/a	n/a	55,436	80,425	100,531	2,221	3,198	3,998

Donald E. Pickett	1/21/10	1/21/10							—	2,125	31.10	27,096
			37,125	54,000	67,500	974	1,392	1,740

John F. Windley	1/21/10	1/21/10							—	3,417	31.10	43,570
	2/15/10	2/15/10							—	2,818	35.20	41,689
	2/15/10	2/15/10							1,184			41,677
	n/a	n/a	39,803	57,895	72,369	1,642	2,388	2,985

Joseph E. Burns	1/21/10	1/21/10							—	3,020	31.10	38,508
	2/15/10	2/15/10							—	2,274	35.20	33,642
	2/15/10	2/15/10							955			33,616
	n/a	n/a	35,175	51,163	63,954	1,253	1,846	2,308

(1)
These amounts represent ranges of the possible performance-based cash bonuses that could have been paid in 2011 based on 2010 results pursuant to the Executive Performance Plan. The actual bonuses paid are displayed under Non-Equity Incentive Plan Compensation within the Summary Compensation Table. The threshold amount is currently 22% for Mr. Hill, 19.3% for Mr. Pollok and 16.5% for all other named executive officers, as this is the minimum payout that can occur under the program. The incentive target level is determined as the aggregate dollar amount derived from the executive officers' target bonuses expressed as a percent of annual salary. This target percentage is currently 32% for Mr. Hill, 28% for Mr. Pollok and 24% for all other named executive officers. The maximum incentive is 40% for Mr. Hill, 35% for Mr. Pollok and 30% for all other named executive officers. The 2010 Executive Performance Plan is further described in the section entitled Compensation Discussion and Analysis.

(2)
These amounts were the possible equity payouts in 2011 for performance in 2010 pursuant to grants of restricted stock for the Executive Performance Plan. The actual amounts awarded are not included in the Summary Compensation Table because they were granted by the Company in 2011. The 2010 Executive Performance Plan is further explained in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)
Stock award shares granted in 2010 (as equity incentive plan awards earned in 2009) cliff vest at 100% after 4 years.

(4)
The exercise or base price of options and stock awards is established as the closing market price of the Company's Common Stock on the grant date.

(5)
This amount represents the fair market value of all restricted stock and option awards made during the fiscal year 2010. The fair market value for stock awards is based on the closing market price of the stock on the date of grant. The fair value of options is estimated at the date of grant using the Black-Scholes option pricing model. The fair value for the options issued on January 21, February 15, and March 18, 2010 was $12.75, $14.79, and $16.02 per share, respectively. The following assumptions were used in valuing options issued:

	Assumptions
	January 21, 2010	February 15, 2010	March 18, 2010
Dividend yield	2.19%	1.93%	1.81%
Expected life	6 years	6 years	6 years
Expected volatility	49%	49%	49%
Risk-free interest rate	2.74%	2.73%	2.79%

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert R. Hill, Jr.	6,615	—			$27.22	1/2/2014	43,822	$1,435,182
	6,765	—			31.97	1/31/2015
	7,300	—			31.83	1/6/2016
	6,570	2,191	(4)		39.74	1/2/2017
	3,700	3,701	(5)		31.50	1/2/2018
	2,254	6,762	(6)		27.57	1/22/2019
	—	9,307	(7)		31.10	1/21/2020
	—	7,994	(8)		37.66	3/18/2020
John C. Pollok	4,410	—			$22.13	1/3/2013	31,030	$1,016,239
	5,512	—			27.22	1/2/2014
	3,937	—			31.97	1/31/2015
	3,937	—			31.83	1/6/2016
	3,061	1,020	(4)		39.74	1/2/2017
	1,682	1,682	(5)		31.50	1/2/2018
	1,311	3,935	(6)		27.57	1/22/2019
	—	5,425	(7)		31.10	1/21/2020
	—	4,023	(8)		35.20	2/15/2020
Donald E. Pickett	—	2,125	(7)		$31.10	1/21/2020	—	$—
John F. Windley	4,851	—			$18.14	2/7/2012	4,663	$152,728
	1,654	—			22.13	1/3/2013
	2,205	—			27.22	1/2/2014
	1,575	—			31.97	1/31/2015
	2,100	—			31.83	1/6/2016
	2,687	897	(4)		39.74	1/2/2017
	1,567	1,568	(5)		31.50	1/2/2018
	826	2,478	(6)		27.57	1/22/2019
	—	3,417	(7)		31.10	1/21/2020
	—	2,818	(8)		35.20	2/15/2020
Joseph E. Burns	4,410	—			$27.22	1/2/2014	14,952	$489,683
	2,625	—			31.97	1/31/2015
	2,887	—			31.83	1/6/2016
	2,165	722	(4)		39.74	1/2/2017
	1,338	1,338	(5)		31.50	1/2/2018
	730	2,190	(6)		27.57	1/22/2019
	—	3,020	(7)		31.10	1/21/2020
	—	2,274	(8)		35.20	2/15/2020

All options listed above vest at a rate of 25% per year over the first four years of a 10-year option term.

(1)
Figures shown represent the total number of shares subject to unexercised options held by the named executive officers at year-end 2010. Also displayed is the number of shares subject to options that were exercisable (vested) and unexercisable (unvested) at year-end 2010. The number of options granted and the options exercise price have been adjusted to reflect all applicable stock dividends.

(2)
The number of shares of restricted stock granted has been adjusted to reflect all applicable stock dividends.

(3)
Market value is based on a closing price of $32.75 as of December 31, 2010, the last business day of the fiscal year.

(4)
Option awards vest at a rate of 25% per year with a remaining vesting date of 1/2/2011.

(5)
Option awards vest at a rate of 25% per year with remaining vesting dates of 1/2/2011 and 1/2/2012.

(6)
Option awards vest at a rate of 25% per year with remaining vesting dates of 1/22/2011, 1/22/2012 and 1/22/2013.

(7)
Option awards vest at a rate of 25% per year with remaining vesting dates of 1/21/2011, 1/21/2012, 1/21/2013 and 1/21/2014.

(8)
Option awards vest at a rate of 25% per year with remaining vesting dates of 2/15/2011, 2/15/2012, 2/15/2013 and 2/15/2014 for Messrs. Pollok, Windley and Burns. For Hill, the remaining vesting dates are 3/18/2011, 3/18/2012, 3/18/2013 and 3/18/2014. These option awards were granted as part of discretionary retention compensation. See the discussion of "Discretionary Retention Compensation" found in Compensation Discussion and Analysis on page 22.

(9)
The stock awards that have not vested comprise the following grants and vesting periods: The January 2, 2007 grant vests 25% over four years. The January 18, 2007, January 17, 2008, February 15, 2010, and March 18, 2010 grants cliff vest 100% in year 4. The January 22, 2009 grant to Mr. Hill, Mr. Pollok and Mr. Burns vests on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old. See the discussion under "Supplemental Executive Retirement Plan" for more detail. The January 22, 2009 grant to Mr. Burns cliff vests 100% in year 7.

 OPTIONS EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized On Vesting ($) (3)
Robert R. Hill, Jr.	4,961	$87,604	2,334	$73,362
John C. Pollok	—	—	2,007	64,070
Donald E. Pickett	—	—	—	—
John F. Windley	—	—	175	4,846
Joseph E. Burns	—	—	2,595	76,865

(1)
Value realized is based on the difference between the closing price on the date of exercise and the options exercise price.

(2)
Reflects the vested shares that were received pursuant to the stock based benefit plan by each named executive officer that in the case of these awards either, (1) vest at 25% per year over a period of four years, (2) vest at 25% in year 3, 25% in year 5 and 50% in year 7 and (3) vest on December 31 of each year with final vesting at the end of the month in which Mr. Hill, Mr. Pollok and Mr. Burns reaches his retirement age of 60 years old. See the discussion under "Supplemental Executive Retirement Plan" for more detail.

(3)
Value realized is based on the market value of the underlying shares on the vesting date.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefits ($) (2)	Payments During Last Fiscal Year ($)
Robert R. Hill, Jr.	Defined Benefit Pension Plan	14	$144,716	$—
John C. Pollok	Defined Benefit Pension Plan	14	102,049	—
John F. Windley	Defined Benefit Pension Plan	8	100,544	—
	Supplemental Executive Retirement Plan	4	97,739	—
Joseph E. Burns	Defined Benefit Pension Plan	9	139,631	—

(1)
Number of years credited service for the Defined Benefit Pension Plan equals the actual years of service for each named executive officer. Mr. Windley entered into the SERP on January 2, 2003 and his number of years credited service began on that date.

(2)
Pension plan amounts reflect the present value of the accumulated benefit at December 31, 2010. See Note 18 of the Company's financial statements included in Form 10-K for the assumptions used for the defined benefit plan. SERP amounts represent the current aggregate liability carried on the Company's books for each of the named executive officers. Mr. Hill, Mr. Pollok and Mr. Burns were notified on December 30, 2008 that their SERP agreements were terminated effective December 31, 2008. The balance of accrued benefits owed was paid in January 2009. See "Supplemental Executive Retirement Plan" for further reference.

        The Defined Benefit Pension Plan is described in Compensation Discussion and Analysis—Employee & Executive Benefits—Employee's Pension Plan.

 Supplemental Executive Retirement Plan

        On December 31, 2008, SCBT, N.A. (the "Bank"), the wholly-owned operating subsidiary of the Company, amended its SERP agreements by and between the Bank and Robert R. Hill, Jr., John C. Pollok and Joseph E. Burns, each individually, to allow for a payout of the accrued account balances immediately (or within 30 days) upon termination of the agreements. Effective December 31, 2008, these agreements for these executives were terminated and the balance of accrued benefits owed under these agreements was paid in January 2009. As described in the Compensation Discussion & Analysis, on January 22, 2009, the Company replaced these agreements with an Equity SERP which was represented by grants of restricted stock which are intended to provide similar economic benefit to the executives and more closely align the interests of these executives with the long-term profitability of the Company and its shareholders. Each restricted stock grant vests on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old. Mr. Hill was granted 30,780 shares of restricted stock with final vesting on October 31, 2026. Mr. Pollok was granted 28,265 shares of restricted stock with final vesting on October 31, 2025. Mr. Burns was granted 10,555 shares of restricted stock with final vesting on August 31, 2019. The fair value per share of the stock granted was $27.57 on January 22, 2009.

        As of December 31, 2010, the SERP agreement of Mr. Windley provided for a supplemental executive retirement benefit payout under one of five scenarios: normal retirement, early termination, disability, change in control or early retirement benefit.

Normal and Early Retirement Benefit

        The following table provides the normal retirement age, reduced benefit retirement age (if applicable), base benefit amount, and payout period:

Name	Normal Retirement Age	Early Retirement Age	Base Benefit Amount	Payout Period in Years
John F. Windley	65	n/a	$50,000	15

        The exact amount of benefits would be generally determined by reference to the number of calendar years after 2002 in which the Company satisfied specified performance measures, namely that the Company's net income after taxes and the book value of its total assets grew annually by at least 6% and 7%, respectively. If the named executive officers had retired at normal retirement age as of December 31, 2010, they would have been entitled to 50% of their maximum annual retirement benefit based on this performance measure, except for Mr. Windley who would be entitled to 10%. A smaller annual benefit, payable over the 20-year period (or 15 years for Mr. Windley) after the executive attains his normal retirement age, will become payable if the employment of any of these officers is terminated prior to attaining retirement age for any reason other than death or for cause.

Benefit at Death

        If an executive dies, the Company will be required to pay his beneficiary a lump sum death benefit plus annual payments as presented below:

Name	Normal Retirement Age	Early Retirement Age	Base Benefit Amount
John F. Windley	65	n/a	$50,000

Noncompetition

        Mr. Windley will forfeit his retirement benefits under the SERP if he competes with the Company during the 18 months following termination of his employment.

        The Company's obligations under the agreements are general unsecured obligations of the Company, although the agreements require the Company to establish a grantor ("rabbi") trust for such benefits following a change in control.

DEFERRED COMPENSATION PLAN

        The Company has adopted a deferred compensation plan in which selected members of senior management, including executive officers, and/or other highly compensated employees, have the opportunity to elect to defer current compensation for retirement income or other future financial needs. Only eligible employees, as approved by the Compensation Committee of the Board of Directors, may participate in the plan. Each year participants can choose to have portions of their compensation for the upcoming year deferred by a certain whole percentage amount ranging between 5% and 100%. Deferrals are recorded in a bookkeeping account which is adjusted to reflect hypothetical investment earnings and losses of investment funds selected by the plan participant among those offered pursuant to the plan. Payments made under the plan will be made from the general assets of SCBT, N.A, and will be subject to claims of its creditors. Amounts payable under the plan are payable at the future times (or over the periods) designated by plan participants upon their enrollment in the plan and their annual renewal of enrollment.

        The investment options available to an executive under the deferred compensation plan are listed below along with their annual rate of return for the calendar year ended December 31, 2010, 2009 and 2008, as reported by the administrator of the deferred compensation plan. The rates assume that 100% of the participant's contribution was deferred as of the first business day of 2010.

	Rates of Return
Name of Fund	2010	2009	2008
Mainstay Variable Product Cash Management	-0.23%	0.00%	1.90%
Fidelity Investment Grade Bond	6.51%	15.43%	-4.09%
Mainstay Variable Product S&P 500 Index	14.10%	25.95%	-36.26%
Fidelity Variable Product Mid-Cap	27.77%	39.74%	-39.34%

        The table below summarizes the amounts in each named executive officer's deferred compensation savings plan:

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert R. Hill, Jr.	$—	$—	$264	$—	$5,867
John C. Pollok	—	—	—	—	—
Donald E. Pickett	—	—	—	—	—
John F. Windley	—	—	2,238	—	50,238
Joseph E. Burns	—	—	357	—	8,270

(1)
Includes the total compensation to the above named executive officers for which payment was deferred in 2010. These amounts also comprise part of the amounts in the Salary column of the Summary Compensation Table.

(2)
Includes total loss in 2010 on the aggregate balance in the named executive officer's deferred compensation plan.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to named executive officers of the Company in the event of a termination of employment or a change in control of the Company. Each employment agreement has a term of employment of three years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the agreement is automatically extended for an additional year unless at least 60 days prior to the anniversary date either party gives the other party written notice of non-renewal. The amounts of total compensation payable to each named executive officer upon voluntary termination without good reason, voluntary termination for good reason, termination by the Company without cause, termination by the Company for cause, normal retirement, early retirement, termination due to disability, termination due to death and termination associated with a change in control are shown in the tables below. The amounts assume that such termination was effective as of December 31, 2010 (the last day of the fiscal year), and thus include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination as of such date. The actual amounts to be paid out can only be determined at the time of such executive's separation from the Company.

        For purposes of each named executive officer's employment agreement, the terms "good reason," "cause," "disability," "change of control" and "total compensation" are defined below:

  (a)
  "Good reason" means, without Employee's written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected within 30 days after Employee notifies the Company in writing of the existence of such circumstances as hereinafter provided:

  i.
  the assignment to Employee of any duties, functions or responsibilities other than those contemplated by the employment agreement or materially inconsistent with the position with the Company that Employee held immediately prior to the assignment of such duties or responsibilities or any adverse alteration in the nature or status of Employee's responsibilities or the condition of Employee's employment from those contemplated in the employment agreement;

  ii.
  a reduction by the Company in Employee's total compensation or as it may be increased from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Company;

  iii.
  the relocation of the Company's headquarters to a location more than fifty miles from its current location in Columbia, South Carolina, or the Company's requiring Employee to be based anywhere other than the Company's offices at such location, except for required travel on Company business;

  iv.
  the failure by the Company to pay Employee any portion of Employee's compensation within the time guidelines established pursuant to standard Company policies, or any other material breach by the Company of any other material provision of the employment agreement; or

  v.
  the giving of notice by the Company of non-renewal of the employment agreement.

  (b)
  "Cause" generally means: (A) the repeated failure of Employee to perform his responsibilities and duties; (B) the commission of an act by Employee constituting dishonesty or fraud against the Company or the Bank; (C) being charged with a felony; (D) habitual absenteeism; (E) Employee is determined to have been on the job while under the influence of alcohol, unauthorized or illegal drugs, prescription drugs that have not been prescribed for the Employee, or other substances that have the potential to impair the Employee's judgment or performance; (F) the commission of an act by Employee involving gross negligence or moral turpitude that brings the Company or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of the Company or its affiliates; (G) bringing firearms or weapons into the workplace; (H) the Employee's failure to comply with policies, standards, and regulations of Company; (I) the Employee's engagement in conduct which is in material contravention of any federal, state or local law or ordinance other than a minor offense which does not reflect or impact upon the Employer or Bank; (J) the Employee's engagement in conduct which is unbecoming to or inconsistent with the duties and responsibilities of a member of management of the Employer; or (K) the Employee engaging in sexual or other form of illegal harassment.

  (c)
  "Disability" means disability suffered by Employee for a continuous period of at least three months or any impairment of mind or body that is likely to result in a disability of Employee for more than six months during any twelve-month period.

  (d)
  "Change of Control" means the occurrence of one of the following:

  i.
  A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership of more than 50% of the total fair market value or total voting power of the Company or Bank other than (A) with respect to the Bank, the Company (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) Employee or a group of persons including Employee, and (D) an underwriter or group of underwriters owning shares of common voting stock in connection with a bona fide public offering of such shares and the sale of such shares to the public;

  ii.
  A change in the effective control of the Company occurs on the date that (a) a person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership (or having acquired during the 12-month period ending on the date of his most recent acquisition) of 30% or more of the total voting power of the stock of the Company or Bank, or (b) a majority of the members of the Company's Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board of Directors prior to the date of appointment or election, provided that the Company is a corporation for which there is no majority shareholder.

  iii.
  A change in the ownership of a substantial portion of the Company's assets occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires (or having acquired during the 12-month period ending on the date of his most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For purposes of this provision, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

        This definition of Change in Control is intended to fully comply with the definition of a change in control event as set forth in Treasury Regulation Section 1.409A-3(i)(5).

  (e)
  "Total Compensation" for each named executive officer includes the employee's base salary, the greater of the employee's annual bonus for the fiscal year preceding the year in which the executive's employment terminates or the average bonus for the five years preceding the year of termination and the amount the Company contributes toward the employee's health and dental insurance premiums. For Mr. Hill, total compensation also includes the value associated with the personal use of a company-owned automobile and reimbursement for country club dues and other such dues and fees as may be approved by the Board.

        The following table outlines certain differences between each agreement:

Name	Base Salary	Change in Control Payout Multiple	Noncompete Period (Months)
Robert R. Hill, Jr.	$448,800	.99 times	24
John C. Pollok	$287,232	2.5 times	24
Donald E. Pickett	$225,000	2 times	12
John F. Windley	$241,230	2 times	18
Joseph E. Burns	$213,180	2 times	12

        Mr. Hill is the only named executive officer entitled to receive compensation for his noncompete agreement with the Company. His noncompete agreement is set for a 24 month period starting on the termination date. He would be entitled to two years of his Total Compensation package, as defined in the Total Compensation definition (Item e) above, paid in two equal lump sums, the first at time of termination and the second on the first anniversary of termination. Should he violate any of the covenants listed in the noncompetition agreement, no payments that are still due will be paid and the Company has the right to secure an injunction for damages to recover any previous payments made under the agreement.

        On January 22, 2009, the Company established an equity based retirement benefit represented by grants of restricted stock to Messrs. Hill, Pollok and Burns. The grants replaced prior SERP agreements and are intended to provide similar economic benefit to the executives and more closely align the interests of these executives with the long-term profitability of the Bank, the Company and its shareholders. Each restricted stock grant vests on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old. Mr. Hill was granted 30,780 shares of restricted stock with final vesting on October 31, 2026. Mr. Pollok was granted 28,265 shares of restricted stock with final vesting on October 31, 2025. Mr. Burns was granted 10,555 shares of restricted stock with final vesting on August 31, 2019. The fair value per share of the stock granted was $27.57 on January 22, 2009.

        The Company has individual SERP agreements established on or about November 1, 2006 and amended on December 31, 2008, by and between the Bank and John F. Windley and certain other executives. Although benefits under the SERP arrangements are defined for retirement and early retirement, we do not present these payout estimates in the following tables. None of the named executive officers would be eligible to receive such payments due to the age of the officers on December 31, 2010. The earliest a retirement benefit could be provided to any of the current named executive officers—currently Mr. Windley—would be in 2018.

        The following tables provide the potential payments upon termination for all relevant scenarios as of December 31, 2010.

Robert R. Hill, Jr.

        The following table describes the potential payments upon termination for various reasons for Robert R. Hill, Jr., the Company's Chief Executive Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Voluntary Termination by Employee for Good Reason (not CIC related) (2)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (3)	Termination in the Event of Disability (4)	Termination in the Event of Death (5)	Qualifying Termination Following a Change in Control (6)
Robert R. Hill, Jr.
Compensation
Cash Severance	$0	$448,800	$448,800	$0	$448,800	$448,800	$512,755
Noncompete Payments	$1,035,869	$1,035,869	$1,035,869	$0	$0	$0	$1,035,869
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$0	$55,011	$55,011	$55,011
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$0	$540,177	$540,177	$540,177

Benefits & Perquisites
Equity Based Retirement Benefit(7)	$0	$0	$0	$0	$894,992	$894,992	$894,992
Medical & Dental Insurance	$13,768	$20,652	$20,652	$0	$6,884	$13,768	$20,584
Company Car and Club Dues	$7,675	$11,512	$11,512	$0	$3,837	$3,837	$11,474

Total Benefit before Repayments	$1,057,312	$1,516,833	$1,516,833	$0	$1,949,701	$1,956,585	$3,070,861

Retention Bonus Repayment(8)	$(128,066)	$0	$0	$(128,066)	$0	$0	$0

Total Benefit	$929,246	$1,516,833	$1,516,833	$(128,066)	$1,949,701	$1,956,585	$3,070,861

(1)
The Executive is entitled to Base Salary through the date of termination and payment of Total Compensation for noncompetition for two years. Total Compensation consists of base salary, the greater of the average prior five year bonuses or the last year prior bonus, annual medical & dental benefits, and club memberships, auto allowance, and the expense of attending conferences/meetings in the past 12 months.

(2)
The Company shall continue to pay to the Executive his Total Compensation for a period of 12 months in accordance with the Company's customary payroll practices. The Executive will also receive payment for noncompetition.

(3)
The Company shall have no further obligation to the Executive. The noncompetition agreement will be in force for a period of 12 months with no payments due to the Executive.

(4)
The Company shall continue to pay to the Executive his Total Compensation for a period of 12 equal monthly installments or in a lump sum as determined by the Board. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares.

(5)
The Company will pay to the beneficiary of the Executive an amount equal to 12 months' Total Compensation in equal monthly installments or in a lump sum as determined by the Board. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares.

(6)
The Company (or its successors) shall pay in one lump sum to the Executive, or his beneficiary in the event of his subsequent death, an amount equal to .99 times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. In addition, the Executive will also be paid under his noncompetition agreement. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of Option Awards is based on the difference between the current market price as of December 31, 2010 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards is based on the current market price of $32.75 as of December 31, 2010.

(7)
Mr. Hill's SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Hill and more closely align his interests with the long-term profitability of the Company and its shareholders.

(8)
The Company provided a cash retention bonus to Mr. Hill in March 2010. If the Executive is terminated by the Company for Cause or the Executive terminates his employment other than for Good Reason, the Executive will repay all of the bonus for termination prior to the first anniversary, two-thirds of the bonus prior to the second anniversary, and one-third of the bonus prior to the third anniversary of the agreement.

John C. Pollok

        The following table describes the potential payments upon termination for various reasons for John C. Pollok, the Company's Chief Operating Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability (3)	Termination in the Event of Death (3)	Qualifying Termination Following a Change in Control (4)
John C. Pollok
Compensation
Cash Severance	$0	$143,616	$0	$0	$0	$837,444
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$31,437	$31,437	$31,437
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$200,468	$200,468	$200,468

Benefits & Perquisites
Equity Based Retirement Benefit(6)	$0	$0	$0	$815,707	$815,707	$815,707
Medical & Dental Insurance	$0	$3,442	$0	$0	$0	$17,210
Tax Gross Up(5)	$0	$0	$0	$0	$0	$592,120

Total Benefit before Repayments	$0	$147,058	$0	$1,047,612	$1,047,612	$2,494,387
Retention Bonus Repayment(7)	$(59,495)	$0	$(59,495)	$0	$0	$0
Total Benefit	$(59,495)	$147,058	$(59,495)	$1,047,612	$1,047,612	$2,494,387

(1)
The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 24 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares.

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two and one-half times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of Option Awards is based on the difference between the current market price as of December 31, 2010 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards is based on the current market price of $32.75 as of December 31, 2010.

(5)
The Company believes that the structure and timing of Mr. Pollok's payments upon a change in control as of December 31, 2010 would have caused the payments or distributions to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The amount included here is the excise tax which he would receive from the Company on an after-tax basis equal to the federal, state and local income and excise tax imposed.

(6)
Mr. Pollok's SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Pollok and more closely align his interests with the long-term profitability of the Company and its shareholders.

(7)
The Company provided a cash retention bonus to Mr. Pollok in February 2010. If the Executive is terminated by the Company for Cause or the Executive terminates his employment other than for Good Reason, the Executive will repay all of the bonus for termination prior to the first anniversary, two-thirds of the bonus prior to the second anniversary, and one-third of the bonus prior to the third anniversary of the agreement.

Donald E. Pickett

        The following table describes the potential payments upon termination for various reasons for Donald E. Pickett, the Company's Chief Financial Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability (3)	Termination in the Event of Death (3)	Qualifying Termination Following a Change in Control (4)
Donald E. Pickett
Compensation
Cash Severance	$0	$225,000	$0	$0	$0	$450,000
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$3,506	$3,506	$3,506

Benefits & Perquisites
Medical & Dental Insurance	$0	$3,442	$0	$0	$0	$13,768

Total Benefit	$0	$228,442	$0	$3,506	$3,506	$467,275

(1)
The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 12 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for 12 months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 12 months.

(3)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares.

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of Option Awards is based on the difference between the current market price of $32.75 as of December 31, 2010 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price).

John F. Windley

        The following table describes the potential payments upon termination for various reasons for John F. Windley, the President of the Company's subsidiary SCBT, N.A.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability (3)	Termination in the Event of Death (3)	Qualifying Termination Following a Change in Control (4)(5)
John F. Windley
Compensation
Cash Severance	$0	$120,615	$0	$0	$0	$415,472
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$20,434	$20,434	$20,434
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$152,717	$152,717	$152,717

Benefits & Perquisites
Supplemental Non-Qualified Pension(6)	$168,195	$168,195	$0	$420,457	$740,698	$575,465
Medical & Dental Insurance	$0	$3,442	$0	$0	$0	$13,768

Total Benefit before Repayments	$168,195	$292,252	$0	$593,608	$913,849	$1,177,856
Retention Bonus Repayment(7)	$(41,674)	$0	$(41,674)	$0	$0	$0
Total Benefit	$126,521	$292,252	$(41,674)	$593,608	$913,849	$1,177,856

(1)
The Company shall have no further obligation to the Executive other than the vested portion of the Supplemental Non-Qualified Pension. A noncompetition agreement will be in force for a period of 18 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for six months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares.

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of Option Awards is based on the difference between the current market price as of December 31, 2010 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards is based on the current market price of $32.75 as of December 31, 2010.

(5)
The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Code §280G. As a result of this benefit limit, the cash severance level was reduced from $557,114 to $415,472.

(6)
The amounts payable under the Supplemental Non-Qualified Pension are in accordance with a SERP that is targeted to pay $50,000 annually for 15 years to Mr. Windley at his normal retirement date. The following table provides the assumptions used to calculate the total benefit under each termination or retirement scenario. In the table above, we presented the present values of all benefits using a 1.82% discount rate (120% of mid-term semi-annual AFR as of December 2010):

Scenario	Payment Term	Annual Benefit	Total Benefit	Explanation of Calculation
Voluntary Termination by Employee Without Good Reason	15 years payable at normal retirement age	$10,960	$164,403	30% of $36,534, the present value of $50,000 (annual benefit) discounted using a 4% annual rate from normal retirement age times payment term.
Termination by Company Without Cause	15 years payable at normal retirement age	$10,960	$164,403	30% of $36,534, the present value of $50,000 (annual benefit) discounted using a 4% annual rate from normal retirement age times payment term.
Termination Due to Disability	15 years payable at normal retirement age	$36,534	$548,010	Present value at 12/31/10 of $50,000 annual benefit discounted using a 4% annual rate from normal retirement age.
Termination Due to Death	10 years payable at time of death + lump sum of $250,000	$50,000	$750,000	Termination due to death annual benefit times payment term plus additional lump sum of $250,000.
Termination Associated with a Change in Control	15 years payable at normal retirement age	$50,000	$750,000	The annual benefit of $50,000 times the payment terms.
(7)
The Company provided a cash retention bonus to Mr. Windley in February 2010. If the Executive is terminated by the Company for Cause or the Executive terminates his employment other than for Good Reason, the Executive will repay all of the bonus for termination prior to the first anniversary, two-thirds of the bonus prior to the second anniversary, and one-third of the bonus prior to the third anniversary of the agreement.

Joseph E. Burns

        The following table describes the potential payments upon termination for various reasons for Joseph E. Burns, the Company's Chief Risk Officer.

Compensation and/or Benefits Payable Upon Termination	Voluntary Termination by Employee Without Good Reason (1)	Involuntary Termination by Company w/out Cause (2)	Involuntary Termination by Company For Cause (1)	Termination in the Event of Disability (3)	Termination in the Event of Death (3)	Qualifying Termination Following a Change in Control (4)
Joseph E. Burns
Compensation
Cash Severance	$0	$106,590	$0	$0	$0	$504,537
Intrinsic Value of Unvested Stock Options	$0	$0	$0	$18,000	$18,000	$18,000
Intrinsic Value of Unvested Restricted Stock	$0	$0	$0	$208,814	$208,814	$208,814

Benefits & Perquisites
Equity Based Retirement Benefit(5)	$0	$0	$0	$280,831	$280,831	$280,831
Medical & Dental Insurance	$0	$3,442	$0	$0	$0	$13,768

Total Benefit before Repayments	$0	$110,032	$0	$507,645	$507,645	$1,025,950
Retention Bonus Repayment(6)	$(33,630)	$0	$(33,630)	$0	$0	$0

Total Benefit	$(33,630)	$110,032	$(33,630)	$507,645	$507,645	$1,025,950

(1)
The Company shall have no further obligation to the Executive. A noncompetition agreement will be in force for a period of 12 months with no payment due to the Executive.

(2)
The Company shall pay to the Executive his Base Salary for 6 months following his termination through customary payroll practices. The Company shall also contribute to Executive's COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of 6 months.

(3)
Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares.

(4)
The Company (or its successors) shall pay the Executive, or his beneficiary in the event of his subsequent death, an amount equal to two times Executive's Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. The value of Option Awards is based on the difference between the current market price as of December 31, 2010 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards is based on the current market price of $32.75 as of December 31, 2010.

(5)
Mr. Burn's SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Burns and more closely align his interests with the long-term profitability of the Company and its shareholders.

(6)
The Company provided a cash retention bonus to Mr. Burns in February 2010. If the Executive is terminated by the Company for Cause or the Executive terminates his employment other than for Good Reason, the Executive will repay the entire bonus for termination prior to the first anniversary, two-thirds of the bonus prior to the second anniversary, and one-third of the bonus prior to the third anniversary of the agreement.

 DIRECTOR COMPENSATION

        The Company uses a combination of cash and stock-based compensation to attract and retain qualified persons to serve on the Board of Directors. Directors are subject to a minimum share ownership requirement. Each director is required to directly own $100,000 in SCBT stock by the end of the third anniversary of the first election to the board of directors, and $150,000 in SCBT stock by the end of the sixth anniversary of the first election to the board of directors. Director compensation is recommended by the Compensation Committee after discussion with the compensation consultants, and is approved by the Board of Directors, and is intended to provide an appropriate level of compensation to attract and retain qualified directors and is competitive with that of comparable financial institutions.

        For the fiscal year ended December 31, 2010, non-employee directors of the Company were paid $1,000 per regularly scheduled board meeting attended. The Company pays a quarterly cash retainer fee to each director. Directors who are also officers employed by the Company or its bank subsidiary do not receive fees or any other separate cash compensation for serving as a director. Members of the committees are paid additional compensation of $300 to $500, for each regularly scheduled meeting attended. The chair of the Audit, Compensation, and Governance Committees received $1,000, $1,000, and $500, respectively, per committee meeting attended in lieu of the corresponding amounts above. For special meetings, the director is paid at the same rates above, except for those attended via telephone and those are paid at 1/2 the regular rate.

        In May 2010, the Company awarded to each non-employee director serving at the time 731 shares of restricted stock except for 853 shares awarded to M. Oswald Fogle, 853 shares awarded to Thomas E. Suggs, 853 shares awarded to Susie H. VanHuss, and 853 shares awarded to John W. Williamson, III, who serve as the chair of the Audit, Governance, Compensation and Trust Asset Management Committees, respectively. These awards were granted following the Company's annual shareholders' meeting and vested 25% per quarter over a period of one year from the date of grant. The Company intends to grant restricted stock awards annually to its non-employee directors in similar amounts and terms following the shareholders' meeting, under the authorization of the 2004 Stock Incentive Plan.

        Robert R. Horger, who serves as chairman of the Board of the Company, currently received $102,231 annually for serving in that capacity. During 2010, the Compensation Committee agreed to pay approximately $32,000 of salary in the form of immediately vested stock options rather than in cash. In addition, in January 2010, the Company granted to Mr. Horger 583 shares of restricted stock valued at $31.10 per share at the date of grant and 1,750 stock options at an exercise price per share of $31.10. The restricted stock cliff vests 100% at the end of four years and the stock options become exercisable in four equal annual installments over the four-year period following the date of grant.

        The following table sets forth the fees and all other forms of compensation paid to Chairman Horger and the Company's directors in 2010. Each component of compensation is discussed in further detail in the footnotes following the table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert R. Horger(6)	$70,232	$18,131	$54,970	$—	$14,986	$3,210	$161,529
Jimmy E. Addison	23,325	$29,964	—	—	—	321	53,609
Luther J. Battiste, III	24,075	$29,964	—	—	—	321	54,359
Dalton B. Floyd, Jr.	21,375	$29,964	—	—	—	321	51,659
M. Oswald Fogle	34,000	$34,964	—	—	—	383	69,347
Dwight W. Frierson	24,975	$29,964	—	—	—	321	55,259
Herbert G. Gray	23,475	$29,964	—	—	—	450	53,889
Harry M. Mims, Jr.	27,375	$29,964	—	—	—	321	57,659
Ralph W. Norman, Jr.	28,075	$29,964	—	—	—	301	58,340
Alton C. Phillips	26,875	$29,964	—	—	—	321	57,159
James W. Roquemore	27,375	$29,964	—	—	—	321	57,659
Thomas E. Suggs	25,725	$34,964	—	—	—	41	60,730
Susie H. VanHuss	30,200	$34,964	—	—	—	383	65,547
Kevin P. Walker(7)	1,000	$12,352	—	—	—	—	13,352
John W. Williamson, III	24,800	$34,964	—	—	—	367	60,132

(1)
Includes total compensation earned through salary (Chairman Horger only), Board fees, retainers and committee fees, whether paid or deferred. Chairman Horger elected to defer $15,000 in fees earned during 2010. Refer to the Board of Directors and Committees section of this proxy statement for more information regarding committee membership and fees.

(2)
From time to time, the Company has awarded shares of restricted stock to its directors. All shares of restricted stock that were awarded to the non-employee directors during 2010 vest at 25% per calendar quarter over a period of four quarters. Each director generally has the right to vote restricted shares and to receive dividends paid on the shares prior to vesting. The market value of the shares is determined by the closing market price of the Company's common stock on the date of the grant ($31.10 on the date of grant for Chairman Horger, $30.88 on the date of grant for Mr. Walker, and $40.99 on the date of grant for the remaining directors). The value of restricted stock grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718.

A total aggregate amount of 40,790 shares of stock awards were outstanding at December 31, 2010.

(3)
These totals reflect the dollar amount of the grant date fair value of the option award, in accordance with FASB ASC Topic 718. The valuation assumptions for the Black-Scholes model used to value these option awards is found on page 27. The Black-Scholes price for the option awards granted to Mr. Horger on January 21, 2010 was $12.75 per option.

  A total aggregate amount of 62,776 stock options were outstanding at December 31, 2010.

(4)
Includes the change in pension value of $12,306 and it includes the portion of income earned during the fiscal year in the nonqualified deferred compensation plan exceeding 120% of the applicable long-term federal rate ("AFR"), or $2,680.

(5)
Includes a $0.68 dividend ($0.17 per quarter) on all unvested restricted stock grants outstanding at the time of the dividend. For Chairman Horger the amount includes an employer matching contribution to an employee savings plan and also life insurance premiums.

(6)
Fees Earned or Paid in Cash for Chairman Horger include his annual salary less the approximately $32,000 that he elected to receive in the form of immediately vested stock options rather than in cash. The compensation in the form of stock options is included in the Options Awards column at the grant date fair value in accordance with the FASB ASC Topic 718.

(7)
Kevin P. Walker joined the Board of Directors in October 2010.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company's banking subsidiary has loan and deposit relationships with some of the directors of the Company and its subsidiary and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The term "members of the immediate families" for purposes of this paragraph includes each person's spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing as those prevailing at the time for comparable transactions with other persons not related to the lender, and did not, at the time they were made, involve more than the normal risk of collectibility or present other unfavorable features.

        Robert R. Horger, Chairman of the Board of the Company, is a partner in the law firm of Horger, Barnwell & Reid, L.L.P., which SCBT, N.A. engaged, among other law firms, as counsel during 2010 and may engage during the current fiscal year. In 2010, the Company made payments totaling approximately $22,000 to Horger, Barnwell & Reid, L.L.P.

        Dalton B. Floyd, Jr., a director, is President of The Floyd Law Firm, PC, which SCBT, N.A. engaged, among other law firms, as counsel during 2010 and may engage during the current fiscal year. In 2010, SCBT, N.A. made payments totaling approximately $256,000 to The Floyd Law Firm, PC related to the resolution of certain loans made by the Company. Mr. Floyd also has a 50% interest in a corporation that leases to SCBT, N.A. a lot upon which a SCBT, N.A. branch resides at the intersection of Riverwood Drive and Highway 17 Bypass in Murrells Inlet, South Carolina. The rent payments paid by SCBT, N.A. under this lease during 2010 were approximately $116,000.

        Thomas E. Suggs, a director, is President and Chief Executive Officer of Keenan and Suggs, Inc., an insurance brokerage and consulting firm that the Company used during 2010 and will use during the current fiscal year as an insurance broker for certain policies. In 2010, the Company made payments directly to either Keenan and Suggs, Inc., as the Company's insurance placement agent, or directly to insurance carriers totaling approximately $1.2 million. Keenan and Suggs, Inc. specified that it recognized approximately $124,000 in revenue (commission) from the Company as its insurance placement agent during 2010.

        The Company has adopted a Conflict of Interest/Code of Ethics Policy that contains written procedures for reviewing transactions between the Company and its directors and executive officers, their immediate family members, and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. This policy also requires the Company's bank subsidiary to comply with Regulation O, which contains restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. The Conflict of Interest/Code of Ethics policy is located on the Company's website at www.scbtonline.com under Investor Relations.

        The Company annually requires each of its directors and executive officers to complete a directors' and officers' questionnaire that elicits information about related person transactions. The Company's Audit Committee, which consists entirely of independent directors, annually reviews all relationships and amounts disclosed in the directors' and officers' questionnaires, and the Board of Directors makes a formal determination regarding each director's independence under NASDAQ Stock Market listing standards and applicable SEC rules.

        In addition, the Company's bank subsidiary is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. Each bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

        In addition to the annual review, the Company has appointed a corporate ethics officer to implement and monitor compliance with the Conflict of Interest/Code of Ethics Policy. The corporate ethics officer reports to the Company's general auditor and Chief Executive Officer quarterly and also advises the Company's executive committee and management with respect to potential conflicts of interest. The related party transactions described above were approved by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        As required by Section 16(a) of the Securities Exchange Act of 1934, the Company's directors and executive officers are required to report periodically their ownership of the Company's stock and any changes in ownership to the SEC. Based on written representations made by these affiliates to the Company and a review of Forms 3, 4 and 5, it appears that all such reports for these persons were filed in a timely fashion in 2010.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Dixon Hughes PLLC, certified public accountants, as the independent registered public accounting firm for the Company and its subsidiary for the current fiscal year ending December 31, 2011, subject to ratification by the Company's shareholders. Dixon Hughes has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiary except as independent registered auditors and certified public accountants of the Company. Representatives of Dixon Hughes are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process, including internal controls, on behalf of the Board of Directors. The committee is composed of six directors of the Company, each of whom is independent as defined by the rules of The NASDAQ Stock Market applicable to directors who serve on the Audit Committee. The Audit Committee operates under an Audit Committee charter that complies with the requirements regarding Audit Committees established by the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and The NASDAQ Stock Market.

        Management has the primary responsibility for the Company's financial statements, internal controls, and financial reporting. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and the conformity of the Company with maintaining internal controls over financial reporting as specified by the Sarbanes-Oxley Act of 2002.

        In the context of its responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2010 audited financial statements. The Audit Committee discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit

Committees). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm's provision of non-audit services, as set forth in the section entitled Audit and Other Fees below, is compatible with the auditor's independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2010 for filing with the SEC.

        This report is provided by the following independent directors, who comprise the Audit Committee:

M. Oswald Fogle, Chairman	Kevin P. Walker	Luther J. Battiste, III
Ralph W. Norman, Jr.	Herbert G. Gray	Alton C. Phillips

AUDIT AND OTHER FEES

        The Audit Committee selected Dixon Hughes PLLC as the Company's Independent Registered Public Accounting Firm for the year ended December 31, 2010. Fees for professional services provided for the respective fiscal years ended December 31 are set forth below:

	2010	2009
Dixon Hughes PLLC:
Audit fees(1)	$535,503	$378,669
Audit related fees(2)	40,500	45,140
Tax fees(3)	41,151	26,925
All other fees(4)	—	—

	$617,154	$450,734

(1)
All fees related to the financial statement audit, audit of internal controls over financial reporting, and attesting to internal control over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991. In 2010, this also included an opening balance sheet audit of the assets and liabilities acquired in the FDIC-assisted transaction of Community Bank and Trust (CBT). For 2009, also includes approximately $57,000 in fees related to the Company's public offering to issue 1,356,000 shares of common stock.

(2)
Audit-related fees are for services rendered in connection with audits of the Company's employee benefit plans, plans and required reports of compliance related to the Company's participation in certain HUD lending programs.

(3)
Tax fees are for services rendered primarily in connection with the preparation of federal and state income and bank tax returns, calculation of quarterly estimated income tax payment amounts and research associated with various tax-related issues that affect the Company.

(4)
All other fees are for services rendered in connection with accounting research and assistance related to actual or proposed transactions that involve unusual or complex elements.

 Pre-Approval Policy

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. Under the policy, and in accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. However, any member to whom such authority is delegated is required to report on any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services provided by Dixon Hughes, PLLC during 2010. None of the services were performed by individuals who were not employees of the independent registered public accounting firm.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        The Company is mailing to shareholders contemporaneously with these proxy materials a copy of its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC. Further inquiries regarding the Form 10-K should be directed to: SCBT Financial Corporation, P.O. Box 1030, Columbia, South Carolina 29202, attention: Donald E. Pickett, Chief Financial Officer and Executive Vice President.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No current or former officer, and no other member of the Compensation Committee, has directly or indirectly entered into any transactions with the Company of a nature that would be required to be disclosed in this proxy statement.

OTHER BUSINESS

        The Company does not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01AGSD 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3 and the frequency of 3 YRS for Proposal 4. Change of Address — Please print new address below. Comments — Please print your comments below. 1. Election of Directors: 01 - Robert R. Hill, Jr. 04 - Alton C. Phillips 02 - Luther J. Battiste, III 05 - Susie H. VanHuss For Withhold For Withhold 06 - Kevin P. Walker For Against Abstain 2. Proposal to ratify appointment of Dixon Hughes, PLLC, Certified Public Accountants, as SCBT Financial Corporation’s independent auditors for 2011. 5. And, in the discretion of said agents, upon such other business as may properly come before the meeting, and matters incidental to the conduct of the meeting. 4. Proposal to conduct an advisory vote on the frequency of the advisory vote on the compensation of the Company's named executive officers. IMPORTANT ANNUAL MEETING INFORMATION 03 - Ralph W. Norman, Jr. For Withhold For Against Abstain 3. Proposal to conduct an advisory vote on the compensation of the Company's named executive officers. 1 Yr 2 Yrs 3 Yrs Abstain 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext NNNNNNN 1 1 1 8 2 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on April 26, 2011. Vote by Internet • Log on to the Internet and go to www.investorvote.com/SCBT • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

This Proxy is Solicited on Behalf of the Board of Directors for the 2011 Annual Meeting of Shareholders Robert R. Hill, Jr., John C. Pollok and Donald E. Pickett, and each of them, with full power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of SCBT Financial Corporation held of record by the undersigned on the record date at the annual meeting of shareholders to be held on April 26, 2011, and at any adjournment thereof. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND FOR THE FREQUENCY OF “3 YRS” IN PROPOSAL 4. (Items to be voted appear on the reverse.) . Proxy — SCBT Financial Corporation Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting The proxy statement and 2010 Annual Report to Shareholders (which includes our 2010 Annual Report on Form 10-K) are available at http://www.scbtonline.com/filings IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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SCBT FINANCIAL CORPORATION 520 Gervais Street Columbia, South Carolina 29201
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS to be Held April 26, 2011
ANNUAL REPORT
REVOCATION OF PROXY
QUORUM AND VOTING
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 26, 2011
ACTIONS TO BE TAKEN BY THE PROXIES
SHAREHOLDER PROPOSALS AND COMMUNICATIONS
BENEFICIAL OWNERSHIP OF CERTAIN PARTIES
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
ELECTION OF DIRECTORS
FAMILY RELATIONSHIPS
THE BOARD OF DIRECTORS AND COMMITTEES
Board Leadership Structure and Role in Risk Oversight
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
PROPOSAL 4: ADVISORY, NON-BINDING VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Objectives of the Compensation Program
Compensation Consultant
Compensation Benchmarking and Committee Functions
Role of the Chairman and Management
Elements of Compensation
Employee & Executive Benefits
Employment Agreements
Selected Other Policies
Overall Compensation Approach—Building Blocks
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTIONS EXERCISES AND STOCK VESTED
PENSION BENEFITS
Supplemental Executive Retirement Plan
DEFERRED COMPENSATION PLAN
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
AUDIT AND OTHER FEES
Pre-Approval Policy
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
OTHER BUSINESS